An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

June 12, 2025

GK INVESTMENT HOLDINGS III LLC

257 East Main Street, Suite 200

Barrington, IL 60010

(847) 277-9930

8% Bonds

$75,000,000 Aggregate Maximum Offering Amount (75,000 Bonds)

$5,000 Minimum Purchase (5 Bonds)

GK Investment Holdings III LLC, a Delaware limited liability company (the “Company”), is offering up to $75,000,000 in the aggregate of its 8% bonds (the “Bonds”). The purchase price per Bond is $1,000, with a minimum purchase amount of $5,000. The Bonds will bear interest at a fixed rate of 7% per annum with an additional 1% annualized interest deferred. Interest on the Bonds will be paid monthly on the 15th day of the month. The first interest payment on a Bond will be paid on the 15th day of the month following the issuance of such Bond. In addition, the Company is obligated to pay bondholders (the “Bondholders”), a payment of 1% per annum, cumulative, non-compounding, accruing daily (the “Deferred Interest Payment”) on the Maturity Date (defined below). See “Description of Bonds – Deferred Interest Payment” for more information. The Bonds will be offered to prospective investors on a best efforts basis by our Managing Broker-Dealer, Wealthforge Distributors, LLC (“Wealthforge Distributors”). “Best efforts” means that Wealthforge Distributors is not obligated to purchase any specific number or dollar amount of Bonds, but it will use its best efforts to sell the Bonds. Wealthforge Distributors may engage additional broker-dealers, or Selling Group Members, who are members of the Financial Industry Regulatory Authority (“FINRA”) to assist in the sale of the Bonds. Prior to each closing, the proceeds received in the offering will be kept in an escrow account held by Southstate Bank, N.A., as escrow agent. At each closing date, the proceeds for such closing will be disbursed to our Company and Bonds relating to such proceeds will be issued to their respective investors. The offering will commence on the date the offering statement of which this offering circular is a part is declared qualified by the SEC. The offering will continue through the earlier of the date which is two years from the commencement of this offering, subject to extension by one (1) year in the sole discretion of the Manager, or the date upon which all $75,000,000 in offering proceeds have been received (the “Offering Termination Date”).

	Price to Public	Managing Broker- Dealer Fee, Commissions and Expense Reimbursements(1)(2)	Proceeds to Issuer	Proceeds to Other Persons
Per Bond:	$1,000.00	$85.00	$915.00	$0
Maximum Offering Amount:	$75,000,000.00	$6,375,000.00	$68,625,000.00	$0

(1)	This includes selling commissions of up to 6.0% and a Managing Broker-Dealer Fee of up to .50% of the gross proceeds of this offering, which is the aggregate offering amount sold, without consideration of any discounts for Bonds purchased by certain persons (see “Plan of Distribution – Discounts for Bonds Purchased by Certain Persons”), to be paid on Bonds offered on a best efforts basis. Our Managing Broker-Dealer, Wealthforge Distributors, will receive selling commissions up to 6.0% of aggregate gross offering proceeds, which it may re-allow, in whole or in part to the Selling Group Members (“Selling Commissions”), a Managing Broker-Dealer Fee of up to .50% of aggregate gross offering proceeds (the Managing Broker-Dealer Fee”), which it may re-allow, in whole or in part to the Selling Group Members, a wholesaling fee of up to 1.0% (“Wholesaling Fee”) and a non-accountable marketing and due diligence expense reimbursement in an amount up to 1% of aggregate gross offering proceeds (the “Marketing and Due Diligence Fee”), which it may re-allow, in whole or in part to the Selling Group Members. The above does not include a Platform and Syndication Fee of up to $7,500 per month that will be paid out of GK Real Estate’s organizational and offering fee described below. See “Use of Proceeds” and “Plan of Distribution” for more information.

(2)	The table above does not include the organizational and offering fee in an amount equal to 2.0% of the gross proceeds of this offering ($1,500,000 if the maximum offering amount is sold) to be paid to GK Real Estate (defined herein) in connection with this offering and our organization. See “Use of Proceeds” and “Plan of Distribution” for more information. Our Manager will pay our actual organizational and offering expenses out of the organizational and offering fee. Our Manager will be entitled to retain as compensation for promoting the offering any amount by which 2.0% of the gross proceeds raised in the offering, the organizational and offering fee, exceeds the actual organizational and offering expenses. To the extent actual organizational and offering expenses exceed 2.0% of the gross proceeds raised in the offering, the organizational and offering fee, our Manager will pay such amounts without reimbursement from us.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Bonds is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Currently, there is no market for the Bonds being offered, nor does our Company anticipate one developing. Prospective investors should carefully consider and review that risk as well as the RISK FACTORS beginning on page 8 of this Offering Circular.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

The date of this Offering Circular is June 12, 2025

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OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding whether to invest in our Bonds. You should carefully read this entire Offering Circular, including the information under the heading “Risk Factors” and all information included in the Offering Circular.

Our Company. GK Investment Holdings III LLC was formed on March 5, 2025 to invest in existing income producing commercial properties. The Company does not currently have any assets.

Mr. Garo Kholamian is the beneficial owner of 78% of the outstanding units of our Company. Our Company is solely managed by GK Development, Inc. dba GK Real Estate, an Illinois corporation (“GK Real Estate”). GK Real Estate was formed on May 19, 1994 under the laws of Illinois, and Mr. Garo Kholamian is the sole director and shareholder of GK Real Estate. As a result, Mr. Garo Kholamian will effectively manage our Company.

Our Company is focused on investing in existing, income producing commercial properties that will benefit from GK Real Estate’s operating and leasing skills, including re-leasing, redeveloping, renovating, refinancing, repositioning and selling. We may also invest in mortgages, mezzanine debt or other types of real estate interests. GK Real Estate intends to actively participate in the management of our Company’s properties rather than hold them as passive investments; provided, that we may make debt investments in properties owned and controlled by other affiliates of GK Real Estate. The objective of this strategy is to maximize cash flow and property value at the time of final disposition. By doing this, GK Real Estate maximizes the potential of our Company to pay its obligations under the Bonds as they become due. Holding periods for our Company’s investments will vary depending on several factors.

Our acquisition focus is concentrated on quality assets with performant tenants in markets with strong growth demographics. We specifically target retail locations in growth corridors with strong accessibility and visibility, high traffic counts, and proximity to residential growth. Though we will also consider tertiary commercial real estate uses like industrial, multi-family, retail or self-storage as an ancillary investment strategy to synergize with our core retail strategy. We look for stable, well-maintained properties that have a diversified tenant mix. Our retail property focus has an emphasis on properties well positioned for the future, including junior box centers, power centers, and other retail shopping centers anchored by grocery stores and tenants resistant to e-commerce disruption as well as service providers with limited online counterparts.

GK Real Estate will generally purchase or lend on individual properties but may consider portfolio purchases and/or loans.

While the focus of the Company is on income producing properties and not ground up development, at times our Company may have opportunities to acquire or make debt investments in commercial real property which includes unimproved pad sites for future development and leasing opportunities. In such instances, our Company may retain the unimproved pad sites for ground lease, build-to-suit and/or sale opportunities that would financially benefit the Company.

Management. The sponsor of our company, GK Real Estate, is a Barrington, Illinois based real estate acquisition and development company specializing in the acquisition, management, and redevelopment of commercial rental properties. Its management provides years of experience successfully acquiring, redeveloping and managing commercial rental properties. Mr. Garo Kholamian is the President and founder of GK Real Estate. Prior to GK Real Estate, Mr. Kholamian was Senior Vice President of Development for Homart Development Co., the real estate development arm of Sears Roebuck. In this position, he was instrumental in the development of shopping centers across the United States. See “Directors and Executive Officers” for more information on Mr. Kholamian and the seven other individuals responsible for the management of GK Real Estate.

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The Offering. Our company is offering up to $75,000,000 in the aggregate of its 8% Bonds. See “Plan of Distribution - Who May Invest” for further information. Until closing occurs and thereafter prior to each additional closing, the proceeds received in the offering will be kept in an escrow account held by Southstate Bank, N.A., as escrow agent. If the initial closing does not occur for any reason, the proceeds will be promptly returned to investors without interest. At each closing date, the proceeds for such closing will be disbursed to our company and Bonds relating to such proceeds will be issued to their respective investors. The offering will continue through the Offering Termination Date.

The Bonds will mature on the fifth anniversary of the Initial Closing of the Bonds (the “Maturity Date”), subject to the Company’s option to extend the Maturity Date for each of the Bonds for two additional one-year periods (each an “Extension Period”) and the application of the Automatic Extension (defined herein). Interest on the Bonds will be paid monthly on the 15th day of the month. The first interest payment on a Bond will be paid on the 15th day of the month following the issuance of such Bond. In addition, the company is obligated to pay Bondholders a cumulative non-compounding 1% Deferred Interest Payment on the Maturity Date of the Bonds subject to the Company’s option to extend the Maturity Date. See “Description of Bonds – Deferred Interest Payment” for more information.

We will conduct closings in this offering at least monthly, assuming there are funds to close, until the Offering Termination Date. Once a subscription has been submitted and accepted by our company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on or before a closing date and accepted by our company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on or before a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. On the date of each Closing (a “Closing Date”) offering proceeds for that closing will be disbursed to the Company and the respective Bonds will be issued to investors in the offering (the “Bondholders”). The offering is being made on a best-efforts basis through Wealthforge Distributors.

Issuer	GK Investment Holdings III LLC.

Securities Offered	Maximum – $75,000,000, aggregate principal amount of the Bonds.

Maturity Date	The Bonds will mature on the fifth anniversary of the Initial Closing of the Bonds (the “Maturity Date”) subject to the Company’s option to extend the Maturity Date for each of the Bonds for two additional one-year periods (each an “Extension Period”) and the Automatic Extension (defined herein). The Company will give notice of any Extension Period at least 30 days prior to such Extension Period or the Automatic Extension after such extension is applied. Upon the exercise of the optional Extension Period, the Bonds shall bear interest at a fixed rate of seven and a quarter percent (7.25%) per annum payable on each Interest Payment Date for the first year following the original Maturity Date and a fixed rate of seven and a half percent (7.50%) per annum payable on each Interest Payment Date for the second year following the original Maturity Date. If, after both Extension Periods, the Illiquid Assets (defined herein) of the Company are listed for sale upon within three (3) months of the Maturity Date, the Maturity Date shall be automatically extended for one (1) year at the current annualized interest rate (the “Automatic Extension”). See “Description of Bonds – Interest and Maturity” for more information.

Interest Rate	7% per annum computed on the basis of a 360-day year with an additional 1% annualized interest deferred.

Interest Payment Dates	Commencing on the 15th of the month following the issuance of such Bond and continuing monthly until its Maturity Date.

Price to Public	$1,000 per Bond.

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Deferred Interest Payment

In addition, the company is obligated to pay Bondholders a cumulative non-compounding 1% Deferred Interest Payment on the Maturity Date of the Bonds. See “Description of Bonds – Deferred Interest Payment” for more information.

On the Maturity Date of the Bonds, the company is obligated to pay the Bondholders a cumulative non-compounding Deferred Interest Payment at a fixed rate of 1% per annum. Deferred Interest Payments will not be made in the instances of any optional redemption at the option of the Bondholders, or the Optional Redemption, or Death and Disability Redemption. See “Description of Bonds – Optional Redemption At The Option Of The Bondholders” and “Description of Bonds – Death and Disability Redemption” for more information.

As provided in the Bond Purchase Agreement, the Company may defer the payment of interest, in part or in whole, to the Bondholders for up to one (1) year in the case of war, acts of God, natural disasters, and declared pandemics that are declared by the Manager, in its sole discretion, to render the performance of the Company’s assets materially impaired. Payment of any deferred interest as a result of this provision shall be added to the Deferred Interest Payment due and payable at the Maturity Date. See “Description of Bonds – Optional Redemption At The Option Of The Bondholders”

While our company is required to make the Deferred Interest Payments, we do not intend to establish a sinking fund to fund such payments. Therefore, our ability to honor this obligation will be subject to our ability to generate sufficient cash flow or procure additional financing in order to fund those payments. If we cannot generate sufficient cash flow or procure additional financing to honor this obligation, we may need to liquidate some or all of our company’s assets to fund the payments, or we may not be able to fund the payments in their entirety or at all, which shall constitute an Event of Default. See “Description of Bonds - Event of Default” for more information.

Ranking	The Bonds are senior unsecured indebtedness of our company. They rank equally with our other senior unsecured indebtedness structurally subordinated to all indebtedness of our subsidiaries. As of the date of this offering circular, we do not have any other indebtedness. The Bonds would rank junior to any of our secured indebtedness.

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting the estimated offering costs and expenses payable by our company, will be approximately $67,125,000. This assumes that we sell the maximum offering amount. We intend to use the net proceeds from this offering to acquire and make debt investments in commercial rental properties in our target asset class.

Certain Covenants	The Bonds are being issued pursuant to a Bond Purchase Agreement (the “Bond Purchase Agreement”) by and among the Company and the Bondholders, in substantially the form filed concurrently with this Offering Statement as an Exhibit. The Company and our subsidiaries are allowed to incur additional indebtedness so long as the Equity Bond Ratio is maintained. These covenants are subject to a number of important exceptions, qualifications, limitations and specialized definitions. See “Description of Bonds - Certain Covenants” in this Offering Circular. While any of the Bonds remain outstanding, the company shall commission or otherwise obtain an appraisal or broker opinion of value of each property owned by the company or a subsidiary of the company to be dated on or before the second anniversary of the acquisition of such property, and then on or before each subsequent anniversary of the prior appraisal. While any of the Bonds remain outstanding, the sum of the aggregate property Equity Values plus any cash or cash equivalents, as defined by GAAP, then held by the company shall be equal to or exceed seventy percent (70%) of aggregate principal amount of the outstanding Bonds. While any Bonds remain outstanding, the company shall maintain a Cash Coverage Ratio (as defined below) equal to at least 120%. The company shall notify the Bondholders of any noncompliance with the above in accordance with the Bondholder Purchase Agreement and the Form of Bond.

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Optional Redemption at the Option of the Bondholders	The Bonds will be redeemable at the election of the Bondholder beginning on the one-year anniversary of first Issuance Date of Bonds held by the Bondholder. Bondholder must provide written notice to us requesting redemption. We will have 120 days from the date such notice is provided to redeem the Bondholder’s Bonds at a price per Bond equal to $850 plus any accrued but unpaid interest on the Bond due to such Bondholder, excluding an Deferred Interest. Our obligation to redeem Bonds and the cash available for the Optional Bond Redemption are subject to certain conditions and limitations. See “Description of Bonds – Optional Redemption At The Option Of The Bondholders” for more information.

Death and Disability Redemption	In the event of death or disability of a Bondholder, Bonds may be presented to us for repurchase. All of the Bonds beneficially held by a Bondholder may be submitted to us for repurchase at any time in accordance with the procedures outlined by our company. At that time, we may, subject to the conditions and limitations, repurchase the Bonds presented for cash to the extent that we have sufficient funds available. If the repurchase is being made from the original purchaser of a Bond(s), the repurchase price will equal the price paid per Bond. The repurchase amount for the Bonds for all other persons will equal $1,000 per Bond being repurchased. Our obligation to repurchase Bonds and the cash available for the Death and Disability Redemption are subject to certain conditions and limitations. See “Description of Bonds – Death and Disability Redemption” for more information.

Redemption At the Option of the Company	The Company has the right to, subject to the company’s sole discretion, redeem any number of Bonds at any time after their issuance. If the Company decides to redeem certain number of Bonds, we may redeem all or any part of that Bondholder’s Bonds at the Company Redemption Price (defined herein). See “Description of Bonds –Redemption At The Option Of The Company” for more information.

Default	The Bond Purchase Agreement contains events of default Events of Default, (as defined herein) other than payment defaults, are subject to our company’s right to cure within 120 days of such Event of Default. Once any payment Event of Default occurs, the Bondholders can exercise the remedies provided to them at law and in equity. See “Description of Bonds - Event of Default” for more information.

Form	The Bonds will be registered in book-entry form on the books and records of the Company. See “Description of Bonds - Book-Entry, Delivery and Form” for more information.

Denominations	We will issue the Bonds only in denominations of $1,000.

Payment of Principal and Interest	Principal and interest on the Bonds will be payable in U.S. dollars or other legal tender, coin or currency of the United States of America.

Future Issuances	We may, from time to time, without notice to or consent of the Bondholders, increase the aggregate principal amount of the Bonds outstanding by issuing additional bonds in the future with the same terms of the Bonds, except for the issuance date and offering price, and such additional bonds shall be consolidated with the Bonds in this offering, subject to the sole discretion of the company.

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Liquidity	This is a Tier 2, Regulation A offering. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended, or the Securities Act. Though we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over the counter market, if we determine that such market is appropriate given the structure of the Bonds and our company and our business objectives we do not anticipate doing so. It is not likely that the Bonds will be publicly listed or quoted or that a market will develop for them. Please review carefully “Risk Factors - Investment Risk” for more information. Additionally, subject to certain terms and conditions, the Bonds will be redeemable at the election of the Bondholder. See “Description of Bonds – Optional Bond Redemption” for more information.

Registrar and Paying Agent	We have designated Great Lakes as registrar and paying agent with respect to the Bonds. The Bonds are being issued in book-entry form only, in accordance with the Bond Purchase Agreement, filed as an Exhibit herewith, and the Form of Bond, filed as an Exhibit herewith. As registrar, Great Lakes will keep the records of the issued end outstanding Bonds and their holders.

Governing Law	The Bond Purchase Agreement and the Bonds are governed by the laws of the State of New York.

Material Tax Considerations	You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the Bonds in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

Risk Factors	An investment in our Bonds involves certain risks. You should carefully consider the risks above, as well as the other risks described under “Risk Factors” beginning on page 8 of this Offering Circular before making an investment decision.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set under the caption “RISK FACTORS” forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our Bonds is highly speculative and is suitable only for persons or entities that are able to evaluate the risks of the investment. An investment in our Bonds should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should consider the following risks before making a decision to purchase our Bonds. To the best of our knowledge, we have included all material risks to investors in this section.

Risks Related to the Bonds and the Offering

The Bonds are unsecured obligations of our company and not obligations of our subsidiaries and are structurally subordinated to any future obligations of our company’s subsidiaries. Structural subordination increases the risk that we will be unable to meet our obligations on the Bonds.

The Bonds are unsecured obligations of our company and rank equally in right of payment with all of our company’s other unsecured indebtedness and senior in right of payment to any of our company’s future obligations that are by their terms expressly subordinated or junior in right of payment to the Bonds. The Bonds are not secured. The Company and our subsidiaries are allowed to incur additional indebtedness so long as the Equity Bond Ratio is maintained.

The Bonds are obligations exclusively of our company and not of any of our subsidiaries. None of our company’s subsidiaries is a guarantor of the Bonds and the Bonds are not required to be guaranteed by any subsidiaries our company may acquire or create in the future. The Bonds are also effectively subordinated to all of the liabilities of our company’s subsidiaries, to the extent of their assets, since they are separate and distinct legal entities with no obligation to pay any amounts due under our company’s indebtedness, including the Bonds, or to make any funds available to make payments on the Bonds. Our company’s right to receive any assets of any subsidiary in the event of a bankruptcy or liquidation of the subsidiary, and therefore the right of our company’s creditors to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, in each case to the extent that our company is not recognized as a creditor of such subsidiary. In addition, even where our company is recognized as a creditor of a subsidiary, our company’s rights as a creditor with respect to certain amounts will be subordinated to other indebtedness of that subsidiary, including secured indebtedness to the extent of the assets securing such indebtedness.

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Our covenants require only a 70% real property equity and outstanding debt investment principal, in addition to our cash on hand, to Bond principal ratio; if we default on the Bonds, the proceeds from liquidation upon sale of our assets may not be sufficient to repay the aggregate principal amount of the Bonds.

One of our Bondholders’ principal remedies in the event of a default is to gain a judgment and use it to force the sale of our assets, including our rental properties and debt investments, if any. Under the Bond Purchase Agreement we must maintain, in addition to our cash on hand, a ratio of 70% equity to the principal amount of outstanding Bonds, subject to our right to cure any deficiency within one hundred twenty (120) days of the occurrence of such deficiency. See “Description of Bonds - Event of Default” for more information. Because the amount of real property equity and outstanding debt investment principal we are required to maintain, in addition to our cash on hand, may not cover the full principal amount of the Bonds, if we default on the Bonds, the proceeds from liquidation upon sale of our assets may not be sufficient to fully repay the outstanding Bondholders.

Subject to specified limitations in the Bond Purchase Agreement, the Bonds do not restrict or eliminate our company’s or its subsidiaries’ ability to incur additional debt or take other action that could negatively impact holders of the Bonds.

Subject to specified limitations in the Bond Purchase Agreement and as described under “Description of Bonds - Certain Covenants,” the Bond Purchase Agreement does not contain any other provisions that would directly limit our company’s ability or the ability of its subsidiaries to incur indebtedness, including unsecured indebtedness that would be senior to the Bonds. The Company and our subsidiaries are allowed to incur additional indebtedness so long as the Equity Bond Ratio is maintained.

The Bonds may be junior to our mezzanine debt, which is secured by an interest in our subsidiaries.

We are not prohibited from incurring mezzanine debt that is secured by an interest in our subsidiaries. This mezzanine debt will be senior in right of payment to the Bonds. In the event of our bankruptcy, liquidation, reorganization, or other winding up of our affairs, the holders of this senior mezzanine debt will be entitled to receive distributions of our assets and the assets of our subsidiaries securing such debt before any payments are made to the holders of the Bonds. As a result, our ability to satisfy our obligations under the Bonds may be adversely affected if we are required to make payments on our senior mezzanine debt, and Bondholders may recover less than the full value of their investment in the Bonds.

Liquidation upon default may be limited by covenants and penalties in debt documents for senior mortgages secured by the respective underlying properties.

Our Bonds are unsecured. If we default on the Bonds, the Bondholders will need to rely on liquidation proceeds upon sales of our assets, including properties and any equity or debt interest we own, for repayment. We expect that any properties in which we own an equity interest may be financed with debt and that the terms of such debt will require that the ownership interest of such property, directly or indirectly, cannot change without lender’s consent. If the ownership changes without lender consent, the respective borrower under the respective loan will be in default. If either of the direct or indirect owners of such a property is found to be in default under any loans, your investment will be adversely affected. We anticipate using senior secured debt to acquire each new property we purchase. Often senior lender loans secured by real property contain prepayment penalties and/or requirements of defeasance. Any such prepayment penalties or defeasance requirements may reduce the proceeds of sale of our properties or may render such a sale prohibitively expensive. Additionally, if we invest in mezzanine debt or preferred equity interests in properties secured by senior debt, similar covenants may apply. This would materially and adversely affect the repayment of your investment in the event of a default.

The Bonds will be issued in absence of an indenture or trustee.

The Bonds will be offered and issued without the protection of a trust indenture or the oversight of an independent trustee. Unlike bonds issued where a trustee is appointed to represent the interests of the bondholders, monitor the issuer's compliance with the terms of the Bonds, and take action in the event of default, no such party will be involved in this Offering. As a result, any action to enforce the terms of the Bonds, including actions in the event of default, will need to be taken directly by the Bondholders, and could be more complex, costly, and time-consuming. This may result in delays or limitations in the recovery of principal and interest or the enforcement of any covenants pursuant to the Bond Purchase Agreement. Additionally. Bondholders will need to individually assert claims of a default, which may be significantly more costly than if a trustee were to take action on behalf of all Bondholders.

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The cash flow indirectly received from the properties we acquire in the future will be significantly impacted by the debt burden on the property.

We may finance our purchase of properties in the future using various debt financing. If so, we will be required to make the debt service payments on each of the loans in the future before making distributions to Bondholders. The debt burden is not practical to predict now. As a result, our ability to make payments to Bondholders when they become due may be adversely affected by the debt burden in the future.

If we sell substantially less than all of the Bonds we are offering, our investment objectives may become more difficult to reach.

While we believe we will be able to reach our investment objectives regardless of the amount of the raise, it may be more difficult to do so if we sell substantially less than all of the Bonds. Such a result may negatively impact our liquidity and increase our dependence on higher interest debt to acquire target properties. In that event, our investment costs will increase, which may decrease our ability to make payments to Bondholders.

Bondholders who delay in seeking remedies to enforce their rights may have a diminished ability to recover principal and interest.

The Bondholders have no remedies provided to them in the Bondholder Purchase Agreement or Form of Bond except for those remedies available at law and in equity. Bondholders seeking to enforce their right to the repayment of principal and interest may be in a better position to recover amounts owed to them if they act promptly. There can be no assurance that Bondholders who delay in taking action to enforce their rights will achieve the same level of recovery as those who pursue remedies without delay, if at all. This could result in certain Bondholders receiving less than the full amount of principal and interest due to them, or no recovery at all if the Company’s assets, after liquidation, are not enough to cover the outstanding amount due to all Bondholders.

Our ability to pay interest on the Bonds could be delayed or suspended under certain force majeure events.

As provided in the Bond Purchase Agreement, the Company may defer the payment of interest, in part or in whole, to the Bondholders for up to one (1) year in the case of war, acts of God, natural disasters, and declared pandemics that are declared by the Manager, in its sole discretion, to render the performance of the Company’s assets materially impaired. Payment of any deferred interest as a result of this provision shall be added to the Deferred Interest Payment due and payable at the Maturity Date. The occurrence of such events could negatively impact the timely receipt of interest payments by Bondholders.

Investment Risks

The Bonds will have limited transferability and liquidity.

There is no active market for the Bonds. Although we may apply for quotation of the Bonds on an alternative trading system or over the counter market, even if we obtain that quotation, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. Further, we do not expect the Bonds will not be quoted on an alternative trading system or over the counter market.

We have no prior operating history which may make it difficult for you to evaluate this investment.

We have no prior operating history and may not be able to successfully operate our business or achieve our investment objectives. We may not be able to conduct our business as described in our plan of operation.

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You will not have the opportunity to evaluate our investments before we make them and we may make real estate investments that would have changed your decision as to whether to invest in our Bonds.

We are not able to provide you with information to evaluate our future investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the financing and acquisition of real estate and real estate related investments. We have established criteria for evaluating potential financing and equity investments. See “Investment Policies of Our Company” for more information. However, you will be unable to evaluate the transaction terms, location, and financial or operational data concerning the investments before we lend on or invest in them. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments prior to our investment. You will be relying entirely on the ability of GK Real Estate and its management team to identify suitable investments and propose transactions for GK Real Estate, our sole Manager, to oversee and approve. These factors increase the risk that we may not generate the returns that you seek by investing in our Bonds.

The inability to retain or obtain key personnel, property managers and leasing agents could delay or hinder implementation of our investment strategies, which could impair our ability to honor our obligations under the terms of Bonds and could reduce the value of your investment.

Our success depends to a significant degree upon the contributions of GK Real Estate’s management team. If any of GK Real Estate’s key personnel were to cease their affiliation with us or GK Real Estate, GK Real Estate may be unable to find suitable replacements, and our operating results could suffer. We believe that our future success depends, in large part, upon GK Real Estate’s property managers’ and leasing agents’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and GK Real Estate and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, property managers or leasing agents, our ability to implement our investment strategies could be delayed or hindered, and our ability to make timely interest payments on the Bonds (the “Bond Service Obligations”) and repay principal may be materially and adversely affected.

We rely on Wealthforge Distributors and Selling Group Members to sell our Bonds pursuant to this offering. If Wealthforge Distributors is not able to market our Bonds effectively to prospective Selling Group Members and/or such Selling Group Members are unable to market our Bonds effectively, we may be unable to raise sufficient proceeds to meet our business objectives.

We have engaged Wealthforge Distributors to act as our Managing Broker-Dealer for this offering, and we rely on Wealthforge Distributors to use its best efforts to present the Bonds offered hereby to prospective selling Group Members. It would also be challenging and disruptive to locate an alternative Managing Broker-Dealer for this offering. Further, we will rely on the enlisted Selling Group Members to market our Bonds to prospective investors. Without successful capital raising, our portfolio will be smaller relative to our general and administrative costs and less diversified than it otherwise would be, which could adversely affect the value of your investment in us.

Under certain circumstances, subject to our sole discretion, we may redeem the Bonds before maturity, and you may be unable to reinvest the proceeds at the same or a higher rate of return.

We may redeem all or a portion of the Bonds at any time by redemption at the option of the company. If the Company redeems all or a portion of the Bonds prior to the Maturity Date, the Bondholder may not be able to reinvest the proceeds from the redemption at same or higher interest rate. See “Description of Bonds –Redemption At The Option Of The Company” and “Description of Bonds - Certain Covenants” for more information.

There is no guarantee that a Bondholder will receive a Deferred Interest Payment.

On Maturity Date of the Bonds, as may be extended, the company is obligated to pay the Bondholders a Deferred Interest Payment at a fixed rate of 1% per annum, cumulative, non-compounding, accruing daily. Deferred Interest Payments will not be made in the instances of any Optional Redemption or Death and Disability Redemption. Any deferred interest as a result of a force majeure event will be subject to the same risks and restrictions as the 1% deferred interest. See “Description of Bonds – Optional Redemption At The Option Of The Bondholders” and “Description of Bonds – Death and Disability Redemption” for more information.

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While our company is required to make the Deferred Interest Payments, we do not intend to establish a sinking fund to fund such payments. Therefore, our ability to honor this obligation will be subject to our ability to generate sufficient cash flow indirectly from the sale of properties or payoff of debt investments or procure additional financing in order to fund those payments. If we cannot generate sufficient cash flow or procure additional financing to honor this obligation, we may need to liquidate some or all of our company’s assets to fund the payments, or we may not be able to fund the payments in their entirety or at all, which shall constitute an Event of Default. See “Description of Bonds - Event of Default” for more information.

Risks Related to This Offering and Our Corporate Structure

Because we are dependent upon GK Real Estate and its affiliates to conduct our operations, any adverse changes in the financial health of GK Real Estate or its affiliates or our relationship with them could hinder our operating performance and our ability to meet our financial obligations.

We are dependent on GK Real Estate and its affiliates to manage our operations and finance, acquire and manage our future portfolio of real estate assets. Our sole Manager, GK Real Estate makes all decisions with respect to the management of our company. GK Real Estate depends upon the fees and other compensation that it receives from us in connection with the purchase, management and sale of our properties to conduct its operations. Any adverse changes in the financial condition of GK Real Estate or our relationship with GK Real Estate could hinder its ability to successfully manage our operations and our portfolio of investments.

You will have no control over changes in our policies and day-to-day operations, which lack of control increases the uncertainty and risks you face as an investor in our Bonds. In addition, our sole Manager and sponsor, GK Real Estate, may change our major operational policies without your approval.

Our sole Manager and sponsor, GK Real Estate determines our major policies, including our policies regarding financing, growth, debt capitalization, and distributions. GK Real Estate may amend or revise these and other policies without your approval. As a Bondholder, you will have no rights under the limited liability company agreement of our company, or our Operating Agreement. See “General Information as to Our Company - Operating Agreement” herein for a detailed summary of our Operating Agreement.

GK Real Estate is responsible for the day-to-day operations of our company and the selection and management of investments and has broad discretion over the use of proceeds from this offering. Accordingly, you should not purchase our Bonds unless you are willing to entrust all aspects of the day-to-day management and the selection and management of investments to GK Real Estate. Specifically, GK Real Estate is controlled by Mr. Garo Kholamian as sole stockholder and sole director, and as a result, he will be able to exert significant control over our operations. Our company has no board of Managers and Mr. Kholamian has exclusive control over the operations of GK Development, Inc. dba GK Real Estate and our company, as our Manager. As a result, we are dependent on Mr. Kholamian rather than a group of Managers to properly choose investments and manage our company. In addition, GK Real Estate may retain independent contractors to provide various services for our company, and you should note that such contractors will have no fiduciary duty to you or the other Bondholders and may not perform as expected or desired.

Bondholders will have no right to remove our Manager or otherwise change our management, even if we are underperforming and not attaining our investment objectives.

Only the members of our company have the right to remove our Manager, and only if our Manager has made a decision to file a voluntary petition or otherwise initiate proceedings to have it adjudicated insolvent, or to seek an order for relief as debtor under the United States Bankruptcy Code (11 U.S.C. §§ 101 et seq.); to file any petition seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency, or other relief for debtors; to seek the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of our company or of all or any substantial part of the assets of our company, to make any general assignment for the benefit of creditors of our company, to admit in writing the inability of our company to pay its debts generally as they become due, or to declare or effect a moratorium on our company’s debt or to take any action in furtherance of any of the above proscribed actions. Bondholders will have no rights in the management of our company. As an investor in this offering, you will have no ability to remove our Manager.

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Our Manager and its executive officers will have limited liability for, and will be indemnified and held harmless from, the losses of our company.

GK Real Estate, our Manager and its executive officers and their agents and assigns, will not be liable for, and will be indemnified and held harmless (to the extent of our company’s assets) from any loss or damage incurred by them, our company or the members in connection with the business of our company resulting from any act or omission performed or omitted in good faith, which does not constitute fraud, willful misconduct, gross negligence or breach of fiduciary duty. A successful claim for such indemnification could deplete our company’s assets by the amount paid. See “General Information as to Our Company - Operating Agreement - Indemnification” below for a detailed summary of the terms of our Operating Agreement. Our Operating Agreement is filed as an exhibit to the Offering Statement of which this Offering Circular is a part.

If we sell substantially less than all of the Bonds we are offering, the costs we incur to comply with the rules of the SEC regarding financial reporting and other fixed costs will be a larger percentage of our net income and may reduce the return on your investment.

We expect to incur significant costs in maintaining compliance with the financial reporting for a Tier II Regulation A issuer and that our management will spend a significant amount of time assessing the effectiveness of our internal control over financial reporting. We do not anticipate that these costs or the amount of time our management will be required to spend will be significantly less if we sell substantially less than all of the Bonds we are offering.

Uncertainty in current market conditions poses a risk to the Company's financial performance and the ability of the Company to pay back the principal and interest on the Bonds.

The U.S. and global economy, and the markets in which we operate, are subject to fluctuations that are often unpredictable. These fluctuations may be influenced by various factors, including, but not limited to, changes in interest rates, inflation rates, geopolitical events, economic downturns or recessions, changes in investor sentiment, and regulatory developments. Changing U.S. tariff policies could potentially disrupt global supply changes, increasing costs for businesses and consumers, and potentially leading to retaliation from other countries. Such market volatility could negatively impact our ability to achieve projected financial results, and may adversely affect the trading price or value of the offered securities, potentially leading to a loss of investment for purchasers.

Risks Related to Conflicts of Interest

Our sole Manager, its executive officers and their affiliates face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment.

We rely on GK Real Estate to identify suitable investment opportunities. We may be buying properties at the same time as other entities that are affiliated with or sponsored by GK Real Estate. Other programs sponsored by GK Real Estate or its affiliates also rely on GK Real Estate, its executive officers and their affiliates for investment opportunities. GK Real Estate has sponsored privately and publicly offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that have investment objectives similar to ours. Therefore, GK Real Estate and its affiliates could be subject to conflicts of interest between our company and other real estate programs. Many investment opportunities would be suitable for us as well as other programs. GK Real Estate could direct attractive investment opportunities or tenants to other entities. Such events could result in our investing in properties that provide less attractive returns or getting less attractive tenants, impairing our ability to honor our obligations under the terms of the Bonds and the value of your investment. See “Policies with Respect to Certain Transactions” for more information.

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Payment of fees to GK Real Estate and its affiliates will reduce cash available for investment and payment of our Bond Service Obligations.

GK Real Estate and its affiliates perform services for us in connection with the selection and acquisition of our properties and other investments, and possibly the development, management and leasing of our properties. They are paid fees for these services, which reduces the amount of cash available for investment and for payment of our Bond Service Obligations. Although customary in the industry, the fees to be paid to GK Real Estate and its affiliates were not determined on an arm’s-length basis. We cannot assure you that a third party unaffiliated with GK Real Estate would not be willing to provide such services to us at a lower price. 2.0% of the gross proceeds of this offering will be paid to GK Real Estate, as the organizational and offering fee. In addition to this, GK Real Estate will receive a 2% acquisition fee based on the purchase price of all real properties acquired, a 2% financing fee based on the amount of debt raised to acquire new assets or refinance existing assets, exclusive of any lender fees, an annual asset management fee equal to 1% of the appraisal value of real properties acquired by the company or its subsidiaries or pro rata portion of such value if a company subsidiary is not wholly-owned, an annual loan management fee equal to 0.5% of the outstanding principal of our Company’s debt investments, and a 2% disposition fee based on the sales price of assets sold, exclusive of any brokerage fees. See “Policies with Respect to Certain Transactions” for more information.

GK Real Estate will receive certain fees regardless of the performance of our company or an investment in the Bonds.

GK Real Estate will receive an acquisition fee equal to 2% of the purchase price of each acquired real property, an annual asset management fee equal to 1% of the appraisal value of real properties acquired by the company or its subsidiaries or pro rata portion of such value if a company subsidiary is not wholly-owned, an annual loan management fee equal to 0.5% of outstanding principal of loans made by the company, and a financing fee equal to 2% of the amount of debt raised to acquire new assets or refinance existing assets of our company. These fees will be paid regardless of our company’s success and the performance of the Bonds.

GK Real Estate, as our Manager, may increase the fees payable to it and/or its affiliates,

GK Real Estate will have the power to contractually bind our company as its Manager. As a result, GK Real Estate may agree to increase the fees payable to it and/or its affiliates by giving notice to the Bondholders electronically through the Registrar and obtaining consent from the Bondholder Majority (as defined below).

GK Real Estate and its affiliates, including our officers, face conflicts of interest caused by compensation arrangements with us and other programs sponsored by affiliates of GK Real Estate, which could result in actions that are not in the long-term, best interests of our Bondholders.

GK Real Estate and its affiliates receive fees from us. These fees could influence GK Real Estate’s advice to us, as well as the judgment of the affiliates of GK Real Estate who serve as our officers. Among other matters, the compensation arrangements could affect their judgment with respect to property acquisitions from, or the making of investments in, other programs sponsored by GK Real Estate, which might entitle affiliates of GK Real Estate to disposition fees and other possible fees in connection with its services for the seller. See “Policies with Respect to Certain Transactions” for more information.

Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our Bondholders, which could hurt our ability to perform our obligations due under the Bonds or result in a decline in the value of your investment.

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If the competing demands for the time of GK Real Estate, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and impair our ability to honor our obligations under the Bonds.

We do not have any employees. We rely on the employees of GK Real Estate and its affiliates for the day-to-day operation of our business. The amount of time that GK Real Estate and its affiliates spend on our business will vary from time to time and is expected to be greater while we are raising money and acquiring properties. GK Real Estate and its affiliates, including our officers, have interests in other programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, GK Real Estate will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that GK Real Estate will devote adequate time to our business. If GK Real Estate suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of these things occur, our ability to honor obligations under the Bonds may be adversely affected.

We may procure future financing from affiliates of our Manager in the form of debt or preferred equity, and nothing restricts us from doing so.

We may procure future financing from affiliates of our Manager in the form of debt or preferred equity, and we may use offering proceeds to repay future debt financing or return preferred equity contributions from affiliates of our Manager. There is nothing restricting us from receiving future debt or preferred equity financing from affiliates of our Manager to make future investments, and we may do so in certain circumstances, including when the proceeds of the Bonds are not sufficient to or will not be received with sufficient time to purchase a property. We believe the terms of any future loans from or preferred equity investments by an affiliate of our Manager will be fair and at reasonable market terms for such loans or preferred equity investments. However, we cannot assure you that a third party unaffiliated with GK Real Estate would not be willing to provide current loan financing on better terms. See “Certain Relationships and Related Transactions” and “Policies in Respect to Certain Transactions” for more information.

We may lend to GK Real Estate and/or its affiliates.

Our Company may lend on properties owned, in part or wholly, by GK Real Estate and/or its affiliates. GK Real Estate, or their affiliates, may derive a profit as a result of these acquisition transactions. While we anticipate any such loans will be made on market terms, there is significant conflict of interest in respect of affiliated lending transactions. For example, the Manager may be less aggressive in exercising remedies against an affiliated borrower than it would be against a third party. See “Certain Relationships and Related Transactions” and “Policies in Respect to Certain Transactions” for more information.

Risks Related to Investments in Commercial Rental Real Estate

Our operating results may be affected by economic conditions that have an adverse impact on the commercial real estate market in general and may cause us to be unable to realize appreciation in the value of our commercial real estate properties.

Our operating results are subject to risks generally associated with the ownership of commercial real estate, including, but not limited to changes in general economic conditions, changes in interest rates and the availability of mortgage funds that may make the sale a of commercial real estate difficult. Although we intend to hold the commercial real estate and related investments we expect to own until such a time as our sole Manager, GK Real Estate, determines that a sale or other disposition appears to be advantageous to our overall investment objectives; we cannot predict the various market conditions affecting commercial real estate investments that will exist at any particular time in the future. Because of this uncertainty, we cannot assure you that we will realize any appreciation in the value of the commercial real estate properties we expect to own.

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Competition from other commercial rental properties for tenants could reduce our profitability and impair our ability to honor our obligations under the terms of the Bonds.

The commercial rental property industry is highly competitive. This competition could reduce occupancy levels and revenues at the commercial rental properties we expect to own, which would adversely affect our operations. We may face competition from many sources. We may face competition from other commercial rental properties both in the immediate vicinity and in the larger geographic market where our commercial rental properties will be located. Overbuilding of commercial rental properties may occur. If so, this will increase the number of units available and may decrease occupancy and rental rates. In addition, increases in operating costs due to inflation may not be offset by increased rental rates.

Increased construction of similar properties that may compete with the commercial rental properties we expect to own, in any particular location could adversely affect the operating results of our commercial rental properties and our cash available to honor our obligations under the terms of the Bonds.

We may acquire commercial rental properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find tenants to lease units in our commercial rental properties;

•	force us to lower our rental prices in order to lease units in our commercial properties; and/or

•	substantially reduce our revenues and cash available to honor our obligations under the terms of the Bonds.

We compete with numerous other parties or entities for commercial real estate assets and tenants and may not compete successfully.

We will compete with numerous other persons or entities engaged in commercial real estate investment activities, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may be willing to offer space at rates below our rates, causing us to lose existing or potential tenants.

Many of our investments will be dependent on tenants for revenue, and lease terminations could reduce our revenues from rents, resulting in the decline in the value of your investment.

The underlying value of the commercial properties we expect to own, and the ability to honor our obligations under the terms of the Bonds will depend upon the ability of the tenants of our commercial properties to generate enough income to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our commercial properties and our company. Tenants’ inability to timely pay their rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our tenants’ ability to make lease payments. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing the premises. We may be unable to re-lease the premises for the rent previously received. We may be unable to sell a commercial property with low occupancy without incurring a loss. These events and others could impair our ability to honor our obligations under the terms of the Bonds and may also cause the value of your investment to decline.

Our operating results and distributable cash flow depend on our ability to generate revenue from leasing our commercial properties to tenants on terms favorable to us.

Our operating results will depend, in large part, on revenues derived from leasing space in the commercial properties we expect to own. We will be subject to the credit risk of our tenants, and to the extent our tenants default on their leases or fail to make rental payments we may suffer a decrease in our revenue. In addition, if a tenant does not pay its rent, we may not be able to enforce our rights as landlord without delays and we may incur substantial legal costs. We are also subject to the risk that we will not be able to lease space in our commercial properties or that, upon the expiration of leases for space located in our commercial properties, leases may not be renewed, the space may not be re-leased or the terms of renewal or re-leasing (including the cost of required renovations or concessions to customers) may be less favorable to us than current lease terms. If vacancies continue for a long period of time, we may suffer reduced revenues which would impair our ability to honor our obligations under the terms of the Bonds. In addition, the resale value of the commercial property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property. Further, costs associated with commercial real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment. These events would cause a significant decrease in revenues and could impair our ability to honor our obligations under the terms of the Bonds.

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Costs incurred in complying with governmental laws and regulations may reduce our net income and the cash available for distributions.

Our company and the commercial properties we expect to own are subject to various federal, state and local laws and regulations relating to environmental protection and human health and safety. Federal laws such as the National Environmental Policy Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act and the Hazard Communication Act and their resolutions and corresponding state and local counterparts govern such matters as wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. The commercial properties we acquire will be subject to the Americans with Disabilities Act of 1990 which generally requires that certain types of buildings and services be made accessible and available to people with disabilities. These laws may require us to make modifications to our properties. Some of these laws and regulations impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were illegal. Compliance with these laws and any new or more stringent laws or regulations may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. In addition, there are various federal, state and local fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance.

Our commercial properties may be affected by our tenants’ activities or actions, the existing condition of land when we buy it, operations in the vicinity of our commercial properties, such as the presence of underground storage tanks, or activities of unrelated third parties. The presence of hazardous substances, or the failure to properly remediate these substances, may make it difficult or impossible to sell or rent such property. Any material expenditures, fines, or damages we must pay will impair our ability to honor our obligations under the terms of the Bonds and may reduce the value of your investment.

Any uninsured losses or high insurance premiums will reduce our net income and the amount of our cash available to honor our obligations under the terms of the Bonds.

Our company will attempt to obtain adequate insurance to cover significant areas of risk to us, as a company, and to the commercial properties we expect to own. However, there are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. We may not have adequate coverage for such losses. If any of our commercial properties incur a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would impair our ability to honor our obligations under the terms of the Bonds.

As part of otherwise attractive properties, we may acquire some properties with existing lock out provisions, which may inhibit us from selling a commercial property, or may require us to maintain specified debt levels for a period of years on some properties.

Loan provisions could materially restrict us from selling or otherwise disposing of or refinancing commercial properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available to honor our obligations under the terms of the Bonds. Loan provisions may prohibit us from reducing the outstanding indebtedness with respect to commercial properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

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Loan provisions could impair our ability to take actions that would otherwise be in the best interests of the Bondholders and, therefore, may have an adverse impact on the value of your investment, relative to the value that would result if the loan provisions did not exist. In particular, loan provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our Bondholders.

If we elect to improve any vacant portions of, or redevelop, properties we expect to acquire, such actions will expose us to additional risks beyond those associated with owning and operating commercial rental properties and could materially and adversely affect us.

We may redevelop one or more of the properties we expect to acquire or improve vacant portions of the properties we expect to acquire. If we elect to do so, we will be subject to additional risks and our business may be adversely affect by:

•	abandonment of redevelopment or improvement opportunities after expending significant cash and other resources to determine feasibility, requiring us to expense costs incurred in connection with the abandoned property redevelopment or improvement;

•	construction costs of a property redevelopment or improvement exceeding our original estimates;

•	failure to complete a property redevelopment or improvement on schedule or in conformity with building plans and specifications;

•	the lack of available construction financing on favorable terms or at all;

•	the lack of available permanent financing upon completion of a property redevelopment or improvement initially financed through construction loans on favorable terms or at all;

•	failure to obtain, or delays in obtaining, necessary zoning, land use, building, occupancy and other required governmental permits and authorizations;

•	liability for injuries and accidents occurring during the construction process and for environmental liabilities, including those that may result from off-site disposal of construction materials;

•	our inability to comply with any build-to-suit tenant’s procurement standards and processes in place from time to time; and

•	circumstances beyond our control, including: work stoppages, labor disputes, shortages of qualified trades people, such as carpenters, roofers, electricians and plumbers, changes in laws relating to union organizing activity, lack of adequate utility infrastructure and services, our reliance on local subcontractors, who may not be adequately capitalized or insured, and shortages, delay in availability, or fluctuations in prices of, building materials.

Any of these circumstances could give rise to delays in the start or completion of, or could increase the cost of, redeveloping or improving one or more of the properties we expect to acquire. We cannot assure you that we will be able to recover any increased costs by raising our lease rates. Additionally, due to the amount of time required for planning, constructing and leasing of redevelopment properties, we may not realize a significant cash return for several years. Furthermore, any of these circumstances could hinder our growth and materially and adversely affect us. In addition, new redevelopment or improvement activities, regardless of whether or not they are ultimately successful, typically require substantial time and attention from management.

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General Risks Related to Real Estate-Related Investments

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, including interest rate fluctuations, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans as well as interest rate risks. To the extent we incur delays in liquidating such defaulted mortgage loans; we may not be able to obtain sufficient proceeds to repay all amounts due to us under the mortgage loan. Further, we will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties fall, our risk will increase because of the lower value of the security associated with such loans.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may invest in real estate related securities of both publicly traded and private real estate companies. Issuers of real estate related equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this Offering Circular, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of: (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) subordination to the prior claims of banks and other senior lenders to the issuer; (3) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (4) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (5) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Investments in real estate-related securities may be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

If we invest in certain real estate-related securities that we may purchase in connection with privately negotiated transactions, they will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our long-term stabilized portfolio in response to changes in economic and other conditions may be relatively limited. The subordinated and bridge loans we may purchase will be particularly illiquid investments due to their short life. Moreover, in the event of a borrower’s default on an illiquid real estate security, the unsuitability for securitization and potential lack of recovery of our investment could pose serious risks of loss to our investment portfolio.

Delays in restructuring or liquidating non-performing real estate-related securities could reduce our ability to honor our obligations under the Bonds.

If we invest in real estate-related securities, they may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may receive from an investment.

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Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We expect that our subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our wholly-owned and majority-owned subsidiaries, primarily in the business of buying real estate and making loans, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for fulfilling our obligations under the Bonds.

We expect that most of our assets will be held through wholly-owned or majority-owned subsidiaries of our company. We expect that most of these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We believe that we, and our subsidiaries, will not fall within either definition of investment company as we intend to invest primarily in real property, through our wholly-owned or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because neither we nor the operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through wholly-owned or majority-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

In the event that the value of investment securities held by the subsidiaries of our company were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited to these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

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In the event that we, or our subsidiaries, were to acquire assets that could make either our company or the respective subsidiary fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and subsidiaries may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our subsidiaries is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, nor our subsidiaries, are required to register as an investment company, each entity may be unable to sell assets they would otherwise want to sell and may need to sell assets they would otherwise wish to retain. In addition, we or our subsidiaries may be required to acquire additional income or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition or disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

Risks Associated with Debt Financing

We use debt financing to acquire properties and otherwise incur other indebtedness, which increases our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We are permitted to acquire real properties and other real estate-related investments including entity acquisitions by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt, if any, by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay our Bond Service Obligations under our Bonds. If we mortgage a property and have insufficient cash flow to service the debt, we risk an event of default which may result in our lenders foreclosing on the properties securing the mortgage.

High levels of debt or increases in interest rates could increase the amount of our loan payments, which could reduce our ability to honor our obligations under the terms of the Bonds.

Our policies do not limit us from incurring debt. High debt levels could cause us to incur higher interest charges, result in higher debt service payments, and may be accompanied by restrictive covenants. Interest we pay reduces cash available to honor our obligations under the terms of the Bonds. Additionally, with respect to any variable rate debt, increases in interest rates may increase our interest costs, which would reduce our cash flow and our ability to honor our obligations under the terms of the Bonds. In addition, if we need to repay debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss. In addition, if we are unable to service our debt payments, our lenders may foreclose on our interests in the real property that secures the loans we have entered.

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High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and restrict our ability to honor our obligations under the terms of the Bonds.

Our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available to honor our obligations under the terms of the Bonds and may hinder our ability to raise additional funds from capital contributions, additional bonds or borrowing more money.

We may use mezzanine financing to acquire properties, which could increase our expenses and could reduce our ability to honor our obligations under the terms of the Bonds.

Our policies do not limit us from incurring mezzanine debt. Mezzanine debt generally carries higher interest rates and could result in higher debt service payments, and may be accompanied by restrictive covenants. Interest we pay could reduce cash available to honor our obligations under the terms of the Bonds. In addition, if we are unable to service our mezzanine debt payments, if any, our mezzanine lenders may foreclose on our ownership interests securing such mezzanine loans. Some of our mezzanine financing may come from affiliates and may be senior in right of payment to the Bonds.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to honor our obligations under the terms of the Bonds.

When providing financing, a lender may impose restrictions on us that affect our operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our Manager. These or other limitations may limit our flexibility and prevent us from achieving our operating goals. Prepayment penalties or defeasance requirements required by lenders may make it economically infeasible for Bondholders to exercise their remedies.

Any distressed loans or investments we make, or loans and investments that later become distressed, may subject us to losses and other risks relating to bankruptcy proceedings.

While our loans and investments focus primarily on “performing” real estate-related interests, our loans and investments may also include making distressed investments from time to time (e.g., investments in defaulted, out-of-favor or distressed loans and debt securities) or may involve investments that become “sub-performing” or “non-performing” following our acquisition thereof. Certain of our investments may include properties that typically are highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk. During an economic downturn or recession, loans or securities of financially or operationally troubled borrowers or issuers are more likely to go into default than loans or securities of other borrowers or issuers. Loans or securities of financially or operationally troubled issuers are less liquid and more volatile than loans or securities of borrowers or issuers not experiencing such difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and ask prices may be greater than normally expected. Investment in the loans or securities of financially or operationally troubled borrowers or issuers involves a high degree of credit and market risk.

In certain limited cases (e.g., in connection with a workout, restructuring and/or foreclosing proceedings involving one or more of our investments), the success of our investment strategy will depend, in part, on our ability to effectuate loan modifications and/or restructure and improve the operations of our borrower entities. The activity of identifying and implementing successful restructuring programs and operating improvements entails a high degree of uncertainty. There can be no assurance that we will be able to identify and implement successful restructuring programs and improvements with respect to any distressed loans or investments we may have from time to time.

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These financial or operating difficulties may never be overcome and may cause borrower entities to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, become subject to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender that has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances, payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize value from collateral for loan positions held by us, may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructuring of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.

Our ability to obtain financing on reasonable terms would be impacted by negative capital market conditions.

Access to debt financing will depend on a financial institution’s willingness to lend to the company or underlying property owner, and on conditions in the capital markets in general. Market fluctuations in real estate loans may affect the availability and cost of loans. Likewise, prevailing market conditions at the time the company may seek to sell or refinance an investment, or a property owner may seek to sell or refinance a property, may make it difficult, or prohibitively expensive, for a potential buyer to obtain purchase money financing or refinancing of the then-existing debt. Based on historical interest rates, current interest rates are low and, as a result, it is likely that the interest rates available for future real estate loans and refinancings will be higher than the current interest rates for such loans, which may have a material and adverse impact on the properties and, commensurately, the company. Investment returns on our assets and our ability to make acquisitions could be adversely affected if we are not able to secure financing on reasonable terms, if at all.

Interest- only indebtedness may increase our risk of default and ultimately may reduce our ability to honor our obligations under the terms of the Bonds.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available to honor our obligations under the Bonds because cash otherwise available for payment will be required to pay principal and interest associated with these mortgage loans.

Our loans and investments may be concentrated in terms of geography, asset types, and sponsors.

We are not required to observe specific diversification criteria. Therefore, our investments may be concentrated in certain property types that may be subject to higher risk of default or foreclosure or secured by properties concentrated in a limited number of geographic locations.

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To the extent that our assets are concentrated in any one region or type of asset, downturns generally relating to such type of asset or region may result in defaults on a number of our investments within a short time period, which could adversely affect our results of operations and financial condition. In addition, because of asset concentrations, even modest changes in the value of the underlying real estate assets could have a significant impact on the value of our investment. As a result of any high levels of concentration, any adverse economic, political or other conditions that disproportionately affects those geographic areas or asset classes could have a magnified adverse effect on our results of operations and financial condition, and the value of our stockholders’ investments could vary more widely than if we invested in a more diverse portfolio of loans.

We are subject to additional risks associated with priority loan participations.

Some of our loans may be participation interests in which we share the rights, obligations and benefits of the loan with other lenders. From time to time these participations may be structured so that other participants have a priority to payments of interest and principal over us, or, in other words, our rights to payments of interest and principal will be subordinate to the satisfaction of the priority rights of those participants; provided that we will retain a senior lien interest in the underlying collateral.   In such cases, if a borrower defaults on a participation loan, or if the borrower is in bankruptcy, our interest in the participation loan will be satisfied only after the interests of the other lenders in the participation loan are satisfied.  In those instances, our risk of loss is greater than the risk associated with those participants with priority over our other loans.   If the underlying collateral is insufficient to payoff the other participating lenders, then we may experience losses that would have a material adverse effect on our operations.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective, may reduce the overall financial benefit of your investment, and may expose us to the credit risk of counterparties.

We may use derivative financial instruments to hedge exposures to interest rate fluctuations on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to financing, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to honor our obligations under the terms of the Bonds.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting compensation and offering costs and expenses payable by us, will be approximately $67,125,000, assuming that the maximum amount of Bonds are purchased and issued. We intend to use the net proceeds from this offering to make debt investments and to acquire properties in our target asset classes. The remaining proceeds will be used to pay fees and expenses of this offering, and fees and expenses related to selection and acquisition of investments. If we do not sell the maximum number of Bonds, our net proceeds from the offering will be reduced; however, we will still use net proceeds from the offering to acquire properties in our target asset class. A summary of the anticipated use of the proceeds is below:

	Maximum Offering (Price to the Public $1,000 per Bond)
	Amount		Percent
Gross offering proceeds	$75,000,000	(1)	100.00%
Less offering expenses:
Selling commissions and Managing Broker-Dealer Fee (2)	$4,875,000		6.50%
Non-accountable Marketing and Due Diligence Expense Reimbursements (3)	$750,000		1.00%
Wholesaling Fee (4)	$750,000		1.00%
Organizational and Offering Fee (5)	$1,500,000		2.00%
Amount Available For Investment (6)	$67,125,000		89.50%

(1)	This assumes we sell all the Bonds at the offering price. We are offering certain discounts as set forth under “Plan of Distribution – Discounts for Bonds Purchased by Certain Persons” and “Plan of Distribution – Other Discounts.”

(2)	This includes selling commissions of up to 6.0%, and a Managing Broker-Dealer Fee of up to .50% of the gross proceeds of this offering and MBD Fee to be paid to our Managing Broker-Dealer during the term of this offering. Our Managing Broker-Dealer, Wealthforge Distributors, will receive selling commissions of up to 6.0% of aggregate gross offering proceeds, which it may re-allow, in whole or in part to the Selling Group Members, and a Managing Broker-Dealer Fee of up to .50% of aggregate gross offering proceeds, which it may re-allow, in whole or in part to the Selling Group Members. This amount assumes all Bonds sold in this offering are sold by Selling Group Members. This does not include the Platform and Syndication Fee of up to $7,500 which our Manager will pay out of the organizational and offering fee. See “Plan of Distribution” in this Offering Circular for a description of such provisions.

(3)	The Managing Broker-Dealer will receive a non-accountable marketing and due diligence expense reimbursement in an amount up to .50% of aggregate gross offering proceeds, which will be re-allowed to the Selling Group Members.

(4)	The Wholesaling Fee will be in an amount up to 1.0% of aggregate gross offering proceeds which may reallowed to selling group members.

(5)	Organizational and offering expenses include all expenses (other than those listed in the chart) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, FINRA fees charge of our escrow holder, and amounts to reimburse our Manager for its portion of the salaries of the employees of its affiliates who provide services to our Manager and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Start-up and organization costs will be expensed as incurred and syndication costs will be reflected as a reduction of members' equity and will be allocated to the members' capital accounts upon the sale or liquidation of our company. Our company will pay our manager an organizational and offering fee of 2.0% of the gross proceeds of this offering, out of which our Manager will pay the cumulative organizational and offering expenses incurred by us, our Manager and its affiliates in connection with this offering and our organization, including advanced expenses and any organizational and offering expenses incurred in prior periods related to this offering. These organizational and offering expenses include the Platform and Syndication Fee. Our Manager will pay our actual organizational and offering expense out of the organizational and offering fee. Our Manager will be entitled to retain as compensation for promoting the offering any amount by which 2.0% of the gross proceeds raised in the offering, the organizational and offering fee, exceeds the actual organizational and offering expenses. To the extent actual organizational and offering expenses exceed 2.0% of the gross proceeds raised in the offering, the organizational and offering fee, our Manager will pay such amounts without reimbursement from us. We will not reimburse our Manager for any portion of the salaries and benefits to be paid to its executive officers named in “Directors and Executive Officers.”

(6)	Until required in connection with the acquisition of properties or making other investments, substantially all of the net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts. Funds available for investment may be used to acquire or invest in new properties, pay down existing and future indebtedness (including debt held by affiliates) or for certain development related costs consistent with our business plan.

If we sell substantially less than the maximum offering amount and are unable to acquire properties with the proceeds from this offering and conventional mortgage debt, then we may use all of the proceeds from this offering to pay down and manage our existing and future debt used to acquire properties.

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PLAN OF DISTRIBUTION

Who May Invest

As a Tier II, Regulation A offering, investors must comply with the 10% limitation on investment in the offering, as prescribed in Rule 251. Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

The only investor in this offering exempt from this limitation is an accredited investor. An “Accredited Investor,” is defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

•	Natural person that has (i) an individual net worth, or joint net worth with his or her spouse (or spousal equivalent), of more than $1,000,000 (see below regarding calculation of net worth); or (ii) individual income in excess of $200,000, or joint income with his or her spouse (or spousal equivalent) in excess of $300,000, in each of the two most recent calendar years and has a reasonable expectation of reaching the same income level in the current calendar year;

•	Holder in good standing of certain professional certifications or designations, including the Financial Industry Regulatory Authority, Inc. Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82) certifications;

•	Corporation, Massachusetts or similar business trust, partnership, limited liability company or organization described in Internal Revenue Code (“Code”) Section 501(c)(3), not formed for the specific purpose of acquiring Securities, with total assets over $5,000,000;

•	Trust, with total assets over $5,000,000, not formed for the specific purpose of acquiring Securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in Securities as described in Rule 506(c)(2)(ii) under the Securities Act;

•	Family client of a family office with total assets of at least $5,000,000, not formed for the specific purpose of acquiring Securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of an investment in Securities as described in Section 202(a)(11)(G)- 1(b) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

•	Broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;

•	Investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

•	Entity with investments (as defined in Section 2a51-1(b) of the Investment Company Act) exceeding $5,000,000, not formed for the specific purpose of acquiring Securities;

•	Investment adviser registered under the Advisers Act, or an exempt reporting adviser (as defined in Section 203(l) or Section 203(m) of the Advisers Act), or a state-registered investment adviser;

•	Small business investment company licensed by the Small Business Administration under Section 301(c) or (d) or the Small Business Investment Act of 1958, as amended;

•	Rural business investment company (as defined in Section 384A of the Consolidated Farm and Rural Development Act);

•	Employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

•	Private business development company (as defined in Section 202(a)(22) of the Advisers Act);

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•	Bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, or any insurance company as defined in Section 2(13) of the Securities Act;

•	Plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets of more than $5,000,000;

•	Director, officer, or Manager of the Issuers or person serving in a similar capacity, or any director, officer, Manager, or person serving in a similar capacity of the Manager of the Issuers; or,

•	Entity in which all of the equity owners are Accredited Investors.

NOTE: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and fiduciary directly or indirectly provides funds for the purchase of the Bonds.

Determination of Suitability

The Selling Group Members and registered investment advisors recommending the purchase of Bonds in this offering have the responsibility to make every reasonable effort to determine that your purchase of Bonds in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Plan of Distribution – Who May Invest ” above;

•	can reasonably benefit from an investment in our Bonds based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this offering circular of an investment in our Bonds; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our Bonds;

•	the restrictions on transferability of our Bonds; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments as well as any other pertinent factors. The Selling Group Members and registered investment advisors recommending the purchase of Bonds in this offering must maintain, for a six-year period, records of the information used to determine that an investment in Bonds is suitable and appropriate for you.

The Offering

We are offering up to $75,000,000 in the aggregate of our Bonds to the public through our Managing Broker-Dealer at a price of $1,000.00 per Bond.

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Prior to each closing, the proceeds received in the offering will be kept in an escrow account held by Southstate Bank, N.A., as escrow agent.

Our Manager has arbitrarily determined the selling price of the Bonds and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding Bonds.

The Bonds are being offered on a “best efforts” basis, which means generally that the Managing Broker-Dealer is required to use only its best efforts to sell the Bonds and it has no firm commitment or obligation to purchase any of the Bonds. The offering will continue until the Offering Termination Date, subject to extension in the sole discretion of GK Real Estate for an additional twelve (12) months. We will conduct closings in this offering at least monthly, on the last day of the applicable month, assuming there are funds to close, until the Offering Termination Date. Once a subscription has been submitted and accepted by our company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on or before a closing date and accepted by our company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on or before a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. The offering will be made on a best-efforts basis through Wealthforge Distributors, our Managing Broker-Dealer.

Managing Broker-Dealer and Compensation We Will Pay for the Sale of Our Bonds

Our Managing Broker-Dealer, Wealthforge Distributors, will receive selling commissions equal to 6.0% of aggregate gross offering proceeds, which it may re-allow, in whole or in part to the Selling Group Members. Our Managing Broker-Dealer will also receive a Managing Broker-Dealer Fee of up to .50% of aggregate gross offering proceeds, which it may re-allow, in whole or in part to the Selling Group Members, as compensation for acting as the Managing Broker-Dealer. Additionally, we have agreed to pay to our Managing Broker-Dealer a non-accountable marketing and due diligence expense reimbursement in an amount up to 1% of aggregate gross offering proceeds, which will be re-allowed to the Selling Group Members. We will also pay our Managing Broker-Dealer a Platform and Syndication Fee of up to $7,500 per month. This Platform and Syndication Fee will be paid by our Manager out of its organizational and offering fee. The aggregate of the selling commissions, the Managing Broker-Dealer Fee and non-accountable marketing and due diligence expense reimbursements equate to a maximum amount of 8.5% of gross proceeds from this offering. The aggregate underwriting compensation payable in the Offering, as defined by FINRA, will not exceed 10.0%.

Set forth below is a table indicating the estimated compensation and expenses that will be paid in connection with the offering to our Managing Broker-Dealer.

	Per Bond	Total Maximum
Offering:
Price to public	$1,000.00	$75,000,000
Less selling commissions	$60.00	$4,500,000
Less Managing Broker-Dealer Fee	$5.00	$375,000
Less Non-accountable Marketing and Due Diligence Expense Reimbursements	$10.00	$750,000
Less Wholesaling Fee	$10.00	$750,000
Remaining Proceeds	$915.00	$68,625,000

We have agreed to indemnify our Managing Broker-Dealer, the Selling Group Members and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Included within the compensation described above and not in addition to, our Manager may pay certain costs associated with the sale and distribution of our Bonds, including salaries of wholesalers. We will not reimburse our Manager for such payments. Nonetheless, such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the Bonds offered hereby and that all Bonds are sold in our offering through Selling Group Members, which is the distribution channel with the highest possible selling commissions and a Managing Broker-Dealer Fee.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase any of our Bonds; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the Bonds.

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Other Compensation

We will pay our Manager the organization and offering fee of 2.0% of the gross proceeds received in this offering. Our Manager will pay our actual organizational and offering expenses.

As is customary, we will pay or reimburse our Managing Broker-Dealer for the payment of the filing fee payable to FINRA with respect to FINRA’s review of the underwriting compensation payable in this Offering.

The Company may also reimburse the Managing Broker-Dealer and the Selling Group Members for their bona fide out-of-pocket itemized and detailed due diligence expenses from sources other than proceeds of this offering.

Limitations on Underwriting Compensation

The Managing Broker-Dealer will monitor the aggregate amount of underwriting compensation that we and the Manager pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules, including FINRA Rule 2310, which prohibits underwriting compensation in excess of 10% of the gross offering proceeds.

Discounts for Bonds Purchased by Certain Persons

We may pay reduced or no selling commissions and/or Managing Broker-Dealer Fees in connection with the sale of Bonds in this offering to:

•	registered principals or representatives of our dealer-Manager or a participating broker (and immediate family members of any of the foregoing persons);

•	our employees, officers and directors or those of our Manager, or the affiliates of any of the foregoing entities (and the immediate family members of any of the foregoing persons), any benefit plan established exclusively for the benefit of such persons or entities, and, if approved by our board of directors, joint venture partners, consultants and other service providers;

•	clients of an investment advisor registered under the Investment Advisers Act of 1940 or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset-based fees with such dually registered investment advisor/broker-dealer); or

•	persons investing in a bank trust account with respect to which the authority for investment decisions made has been delegated to the bank trust department.

For purposes of the foregoing, “immediate family members” means such person’s spouse, parents, children, brothers, sisters, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step-” and “-in-law” relations as well as such persons so related by adoption. In addition, participating brokers contractually obligated to their clients for the payment of fees on terms inconsistent with the terms of acceptance of all or a portion of the selling commissions and/or Managing Broker-Dealer Fees may elect not to accept all or a portion of such compensation. In that event, such Bonds will be sold to the investor at a per Bond purchase price, net of all or a portion of selling commissions. All sales must be made through a registered broker-dealer participating in this offering, and investment advisors must arrange for the placement of sales accordingly through the Managing Broker-Dealer. The net proceeds to us will not be affected by reducing or eliminating selling commissions and/or Managing Broker-Dealer Fees payable in connection with sales to or through the persons described above. Purchasers purchasing net of some or all of the selling commissions and Managing Broker-Dealer Fees will receive Bonds in principal amount of $1,000 per Bond purchased.

Either through this offering or subsequently on any secondary market, affiliates of our company may buy bonds if and when they choose. There are no restrictions to these purchases. Affiliates that become Bondholders will have rights on parity with all other Bondholders.

Other Discounts

Until the Rollover Discount Expiration Date (defined below), purchasers of Bonds who are also current or former bondholders, who were paid off at maturity or as a result of the exercise of an issuer redemption right, of GK Investment Holdings, LLC or GK Investment property Holdings II, LLC, will have the right to purchase Bonds at a purchase price of $950 per Bond (the “Rollover Discount”). Purchasers receiving the Rollover Discount will receive $1,000 in principal amount per Bond purchased. The Rollover Discount is limited to each bondholder’s original purchase amount. If the former bondholder originally purchased $100,000 of the former bonds, the Rollover Discount will only apply to the bondholder’s purchase of $100,000 of the new Bonds. “Rollover Discount Expiration Date” means the Closing Date after the date that is six (6) months following the commencement date of this offering.

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How to Invest

Subscription Agreement

All investors will be required to complete and execute a subscription agreement in the form filed as an exhibit to the Offering Statement of which this Offering Circular is a part. The subscription agreement is available from your registered representative or financial adviser and should be delivered to GK Investment Holdings III LLC, c/o Great Lakes Fund Solutions at 500 Park Avenue, Suite 114, Lake Villa, IL 60046 , together with payment in full by check or wire of your subscription purchase price in accordance with the instructions in the subscription agreement. We anticipate that we will hold closings for purchases of the Bonds on a semi-monthly or monthly basis. You should pay for your Bonds by check payable to or wire transfer directed to “Southstate Bank, N.A. as escrow agent for GK Investment Holdings III 8% Bonds.”

Proceeds will be held with the escrow agent in an escrow account subject to compliance with Exchange Act Rule 15c2-4 until closing occurs. Our Managing Broker-Dealer and/or the Selling Group Members will submit a subscriber’s form(s) of payment, generally by noon of the next business day following receipt of the subscriber’s subscription agreement and form(s) of payment.

You will be required to represent and warrant in your subscription agreement that your investment in the Bonds does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person, or that you are an accredited investor as defined under Rule 501 of Regulation D. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the Bonds for your own account and that your rights and responsibilities regarding your Bonds will be governed by the Bond Purchase Agreement and the form of Bond each filed as an exhibit to the Offering Statement of which this Offering Circular is a part.

Book-Entry, Delivery and Form

All Bonds are being issued to investors in book-entry only format. Notes will be registered in book-entry form on the books and records of the Company.

Book-Entry Format

Under the book-entry format, the Company, as paying agent, will pay interest or principal payments directly to beneficial owners of Notes. Because the Notes will be book-entry on the Note Register.

Registrar and Paying Agent

We have designated Great Lakes as paying agent for the Bonds. Great Lakes will also act as registrar for the Bonds. The Bonds will be issued in book-entry form only.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

As of the date of this Offering Circular, we have not yet commenced active operations. Offering Proceeds will be applied to investment in properties and the payment or reimbursement of selling commissions and other fees, expenses and uses as described throughout this Offering Circular. We will experience a relative increase in liquidity as we receive additional proceeds from the sale of Bonds and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our properties or the payment of debt service.

Further, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property or other asset. The number of properties and other assets that we will acquire will depend upon the number of Bonds sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition or operation of assets or used for distributions, we will keep the net proceeds of this offering in short-term, low risk, highly liquid, interest-bearing investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us. Additionally, our ability to borrow additional funds will be limited by the restrictions placed on our and our subsidiaries' borrowing activities by our Indenture.

Results of Operation

Having not commenced active operations, we have not acquired any properties or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the commercial rental real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public in this offering up to $75,000,000 in the aggregate of our Bonds. Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, and all continuing debt service obligations, including our Bond Service Obligations. Generally, we will fund our acquisitions from the net proceeds of this offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash.

We expect to use debt financing as a source of capital. We have no limits on the amount of leverage we may employ; however, senior property debt is generally expected to be approximately 50-60% of the cost of our real property investments in the current lending environment, and up to an approximate maximum of 60-70%. See "Investment Policies of Our Company" for more information.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, and all continuing debt service obligations, including the Bond Service Obligations. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, we intend to pay debt service from cash flow from operations. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, we may use funds out of the Debt Service Reserve. Moreover, our manager may change this policy, in its sole discretion, at any time. See "Description of Bonds – Certain Covenants" in this Offering Circular for more information.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any source of financing, other than the proceeds of this offering, and there is no assurance that such sources of financing will be available on favorable terms or at all.

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GENERAL INFORMATION AS TO OUR COMPANY

GK Investment Holdings III LLC is a Delaware limited liability company formed on March 5, 2025 that invests in and operates commercial rental properties, leases such properties to multiple tenants, and makes such other real estate related investments as are consistent with its investment objectives and that GK Development, Inc. dba GK Real Estate, our Manager, deems appropriate. The office of our company and GK Real Estate are located at 257 East Main Street, Suite 200, Barrington, IL 60010, and the telephone number is (847) 277-9930.

Since 1995, GK Real Estate and its management team has had experience successfully acquiring, redeveloping and managing a diversified portfolio of office, retail and multifamily real estate properties. GK Real Estate controls a portfolio of real estate assets currently valued at over $218 million which represents 2.8 million square feet of retail, multifamily and commercial space throughout the U.S.

GK Real Estate’s management team is comprised of operation Managers who are responsible for the day-to-day operation of GK Real Estate and our company. See “Directors and Executive Officers” for more information on the management team of GK Real Estate and our company.

Operating Agreement

Formation and Purpose

Our company is governed by its operating agreement, dated as of March 5, 2025 and entered into under the laws of the State of Delaware, or the Operating Agreement. Under the Operating Agreement, our company was formed with the intent to acquire, lend on, own, redevelop, and operate commercial real estate. Notwithstanding the intended purposes of our company, pursuant to the Operating Agreement, our company is permitted to transact any lawful business not required to be stated specifically in the Operating Agreement and for which limited liability companies may be formed under the Delaware Limited Liability Company Act (Title 6, Subtitle II, Chapter 18), as amended from time to time. See “Risk Factors – Risks Related to this Offering and Our Corporate Structure” for more information.

Management

The management of our company is entrusted solely to GK Real Estate for as long as it remains the sole Manager of our company. Only the members of our company have the right to remove our Manager, and only if our Manager has made a decision to file a voluntary petition or otherwise initiate proceedings to have it adjudicated insolvent, or to seek an order for relief as debtor under the United States Bankruptcy Code (11 U.S.C. §§ 101 et seq.); to file any petition seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency, or other relief for debtors; to seek the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of our company or of all or any substantial part of the assets of our company, to make any general assignment for the benefit of creditors of our company, to admit in writing the inability of our company to pay its debts generally as they become due, or to declare or effect a moratorium on our company’s debt or to take any action in furtherance of any of the above proscribed actions. Bondholders will have no rights in the management of our company.

Under the Operating Agreement, certain powers are reserved for our Manager. The approval of our Manager is required for the following actions with respect to our company:

•	Amendment of the Certificate of Formation or the Operating Agreement;

•	The conversion of our company to another type of entity organized within or without the state of Delaware, including without limitation, a limited partnership;

•	Merger, equity interest exchange, business combination or consolidation with any other entity, excepting a wholly-owned subsidiary;

•	Creating or authorizing any new class or series of units or equity, or selling, issuing or granting additional units;

•	A decision to file a voluntary petition or otherwise initiate proceedings to have our company adjudicated insolvent, or seeking an order for relief of our company as debtor under the United States Bankruptcy Code (11 U.S.C. §§ 101 et seq.); to file any petition seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency, or other relief for debtors with respect to our company; or to seek the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of our company or of all or any substantial part of the assets of our company, or to make any general assignment for the benefit of creditors of our company, or to admit in writing the inability of our company to pay its debts generally as they become due, or to declare or effect a moratorium on our company’s debt or to take any action in furtherance of any of the above proscribed actions;

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•	Any decision to dissolve or liquidate our company, except as specifically set forth in the Operating Agreement;

•	Approving any budget or strategic or business plan for our company or any of its affiliates;

•	Except with respect to an affiliate of our company, making any investment in any entity;

•	Encumbering all of the assets of our company or any affiliate of our company; and

•	Making any distributions of Company cash or other property except as specifically provided in the Operating Agreement.

Membership

Our company has one class of units, Class A Units. Mr. Garo Kholamian has a beneficial Membership Interest of 78%.

Membership provides certain protections and rights to the members. Pursuant to the Operating Agreement, upon approval by GK Real Estate and recommendation to the members, a majority of the members, either present and voting at a meeting duly called and held or acting by written consent shall be required to approve the following actions with respect to our company:

•	Amendment of the Certificate of Formation or, subject to Section 10.13, the Operating Agreement;

•	Conversion of the Company to another type;

•	Merger, equity interest exchange, business combination or consolidation with any other Person, except a wholly-owned subsidiary, in which our company is not the surviving entity;

•	Creating or authorizing any new class or series of membership interests or equity, or selling, issuing or granting additional membership interests;

•	A decision to file a voluntary petition or otherwise initiate proceedings to have our company adjudicated insolvent, or seeking an order for relief of our company as debtor under the United States Bankruptcy Code (11 U.S.C. §§ 101 et seq.); to file any petition seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency, or other relief for debtors with respect to our company; or to seek the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of our company or of all or any substantial part of the assets of our company, or to make any general assignment for the benefit of creditors of our company, or to admit in writing the inability of our company to pay its debts generally as they become due, or to declare or effect a moratorium on our company’s debt or to take any action in furtherance of any of the above proscribed actions; or

•	Approving any budget or strategic or business plan for the Company or any of its Affiliates;

•	Except with respect to an Affiliate of the Company, making any investment in any Person;

•	Encumbering all of the assets of the Company;

•	Making any distributions of Company cash or other property except as specifically provided in this Agreement; and

•	Any decision to dissolve or liquidate our company, except as specifically set forth in this Agreement.

Indemnification

Our Operating Agreement limits the liability of our Manager, GK Real Estate and certain other persons or entities. See “Limitations on Liability” in this Offering Circular for more information.

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POLICY WITH RESPECT TO CERTAIN ACTIVITIES

Issuance of Additional Securities

Except for those actions specifically discussed in this Offering Circular, the issuing of the Bonds will not impose any restrictions on the ability of our company to issue additional bonds, debt, preferred equity or other security. The Bonds are our direct, senior unsecured obligations and:

•	rank equally with each other and with all of our existing and future unsecured and unsubordinated indebtedness outstanding from time to time;

•	rank senior to all of our future indebtedness that by its terms is expressly subordinate to the Bonds;

•	effectively are structurally subordinated to all existing and future indebtedness and other obligations of each of our subsidiaries, including the claims of mortgage lenders holding secured indebtedness, as to the specific property receiving each lender’s mortgage and other secured indebtedness.

See “Description of Bonds - Certain Covenants” for more information.

Reports

We will furnish the following reports to each Bondholders:

Reporting Requirements under Tier II of Regulation A. We are required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We are required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports is triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31st, our Manager will cause to be mailed or made available, by any reasonable means, to each Bondholder as of a date selected by our Manager, an annual report containing financial statements of our company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, Company equity and cash flows, with such statements having been audited by an accountant selected by our Manager. Our Manager shall be deemed to have made a report available to each Bondholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and such report is publicly available on such system or (ii) made such report available on any website maintained by our company and available for viewing by the Bondholders.

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INVESTMENT POLICIES OF OUR COMPANY

Investment Strategy

Our Company is focused on investing in existing, income producing commercial properties that will benefit from GK Real Estate’s operating and leasing skills, including re-leasing, redeveloping, renovating, refinancing, repositioning and selling. We may also invest in mortgages, mezzanine debt or other types of real estate interests. GK Real Estate intends to actively participate in the management of our company’s properties rather than hold them as passive investments. The objective of this strategy is to maximize cash flow and property value at the time of final disposition. By doing this, GK Real Estate maximizes the potential of our company to pay its obligations under the Bonds as they become due. Holding periods for our company’s investments will vary depending on several factors.

Our acquisition focus is concentrated on quality assets with performant tenants in markets with strong growth demographics. We specifically target retail locations in growth corridors with strong accessibility and visibility, high traffic counts, and proximity to residential growth. Though we will also consider tertiary commercial real estate uses like industrial, multi-family, retail or self-storage as an ancillary investment strategy to synergize with our core retail strategy. We look for stable, well-maintained properties that have a diversified tenant mix that may also contain value creation opportunities. Our retail property focus has an emphasis on properties well positioned for the future, including junior box centers, power centers, and other retail shopping centers anchored by grocery stores and tenants resistant to e-commerce disruption as well as service providers with limited online counterparts.

Our Company will generally purchase or lend on individual properties but may consider the purchase of a portfolio of properties.

While the focus of our Company is on income producing properties and not ground up development, at times our company may have opportunities to acquire commercial real property which includes unimproved pad sites for future development and leasing opportunities or re-positioning opportunities of existing buildings or portions of buildings. In such instances, our company may retain the unimproved pad sites for re-development of portions of properties (including the buildings attached to such portions), for ground lease, build-to-suit and/or sale opportunities that would financially benefit the Company.

Investment in Real Estate

As a commercial real estate manager for 30 years, GK Real Estate has witnessed retail real estate emerge from a decade of challenges—from covid shutdowns to ecommerce—stronger and more resilient. Grocery anchored centers have proven to persist regardless of market cycles. This stability is enhanced by long-term leases with anchor tenants providing predictable cash flow. Junior box and power centers, typically anchored by discount retailers and necessity-based stores, also tap into consumer trends favoring value and convenience.

It is the opinion of the GK Real Estate management team that the market fundamentals for retail properties are attractive right now. Vacancy rates for well-located retail centers are low, and new construction has been limited in recent years due to high costs and financing challenges. This scarcity drives demand for existing properties, supporting rental growth and property values. Centers in growing regions are particularly appealing due to population increases and economic expansion, which fuel consumer spending.

Importantly, these investments offer diversification and inflation protection. Retail leases often include rent escalations and clauses that adjust for inflation, protecting income streams. Triple-net (NNN) lease structures shift the maintenance, insurance and tax costs onto tenants, reducing investor risk.

GK Real Estate believes retail real estate assets are a strong investment today because of four key elements:

•	Essential Demand – Grocery-anchored and value-oriented retail centers thrive on consistent consumer needs, unaffected by discretionary spending dips.
•	Adaptive Growth – Physical retail is rebounding with omnichannel innovations—driving tenant success
•	Market Dynamics – Limited new supply, low vacancy rates and rising rents in key markets create a favorable environment for acquisitions and appreciation
•	Inflation Hedge – Long-term leases with rent escalations and triple-net (NNN) structures lock in returns and shift operating costs to tenants.

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Selection of Investments

Our Manager’s rigorous investment selection process ensures that every property acquired or loan on aligns with our strategy and delivers value to Bondholders. The Manager’s investment selection is applicable to both equity and debt investments. The Manager’s investment selection process is summarized below:

1.	Market Analysis

o	Target Growth Regions: Prioritize high-demand markets with population growth, rising incomes, and strong consumer spending trends.

o	Economic Resilience: Focus on areas with diverse employment bases and low exposure to tariff-sensitive industries.

o	Retail Fundamentals: Identify submarkets with low vacancy rates, limited new supply, and rental growth potential based on proprietary data and local expertise.

2.	Property Screening

o	Asset Type: Focus on junior box centers (e.g., TJ Maxx, PetSmart), power centers (e.g., Walmart, Target), and grocery-anchored centers (e.g., Kroger, Publix) with proven tenant stability and the ability to add value.

o	Location Quality: Select properties with high visibility, strong traffic counts, and proximity to residential density or key arterials.

o	Physical Condition: Target well-maintained centers or those with value-add potential (e.g., deferred maintenance or underperforming tenant mixes) that we can enhance.

o	Outparcel Potential: Look for centers with growth potential to develop, ground-lease or sell outparcels as an additional strategy for ensuring investments cover bond obligations and maturity liquidity.

3.	Tenant Evaluation

o	Anchor Strength: Seek out creditworthy, national or regional anchor tenants with long-term leases (5+ years remaining) or tenancy with below market rent, which can be increase at least expiration, and a history of sales performance.

o	Tenant Mix: Ensure a balance of necessity-based (grocery, pharmacy), service-oriented and value-oriented retailers to drive foot traffic and support smaller in-line tenants.

o	Adaptability: Favor tenants embracing omnichannel strategies (e.g., BOPIS—buy online, pick up in-store) to future-proof the property.

4.	Financial Underwriting

o	Cash Flow Stability: Target properties with occupancy rates and weighted average lease terms (WALT) that can help to ensure predictable income.

o	Cap Rate Value: Acquire at cap rates that can generate attractive yields for bondholders.

o	Upside Potential: Identify opportunities for rent increases, lease renewals, or outparcel development to boost returns.

5.	Risk Mitigation

o	Lease Structure: Prioritize NNN leases to minimize operating expenses and shield investors from cost volatility.

o	Diversification: Limit exposure to any single tenant or region to spread risk.

o	Due Diligence: Conduct thorough environmental, title, and structural assessments, leveraging our 30-year expertise to avoid hidden liabilities.

6.	Value-Add Opportunities

o	Repositioning: Upgrade underperforming centers with modern facades, better signage, or experiential tenants (e.g., fitness, dining).

o	Re-tenanting: Replace weak tenants with high-demand retailers to lift net operating income (NOI).

o	Opportunistic Buys: Capitalize on distressed sales or market dislocations to acquire at below-replacement-cost pricing.

Dispositions

We may from time to time dispose of properties if, based upon management’s periodic review of our portfolio, our Manager determines such action would be in our best interest. In addition, we may elect to enter into joint ventures or other types of co-ownership with respect to properties that we already own, either in connection with acquiring interests in other properties or from investors to raise equity capital.

Leverage of Properties

Our company may borrow money to acquire its properties when GK Real Estate determines that it is advantageous to our company. By operating on a leveraged basis, our company expects that it will have more funds available for investment in properties and other investments. This will allow our company to make more investment than would otherwise be possible, resulting in a more diversified portfolio. Although our company expects its liability for the repayment of indebtedness to be limited to the value of the specific property securing the liability and the rents or profits derived therefrom, our company’s use of leverage may increase the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See “Risk Factors” for more information.

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Our company may borrow any amount necessary to enable our company to invest the proceeds of this offering in real properties or investment therein. Our company intends to borrow up to the maximum amount available from its lenders, thus increasing the number of properties that our company can acquire as well as enhancing the yield to our company. GK Real Estate’s experience with prior real estate programs with similar commercial rental properties has been that lender’s preferences will be to make loans with an approximately 50-60% loan-to-value ratio in respect to the properties in the class targeted by our company. Therefore, our company believes that its aggregate loan-to-value on its portfolio will be approximately 55% in the current lending environment. If the lending environment changes, our Manager may target leverage of up to 70% loan to value on a property and portfolio basis.

GK Real Estate may choose to refinance our company’s properties during the term of a loan. The benefits of refinancing may include an increased cash flow resulting from reduced debt service requirements, thus an increase in cash available for payments under the Bonds, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

Investments in Real Estate Mortgages

Our business objectives emphasize equity investments in commercial rental property. We may elect, in our discretion, to invest in mortgages, mezzanine debt and other types of real estate interests, including, without limitation, participating or convertible mortgages, subject to Investment Company Act restrictions. Investments in real estate mortgages run the risk that one or more borrowers may default under certain mortgages and that the collateral securing certain mortgages may not be sufficient to enable us to recoup our full investment.

Investment in Other Securities

We may acquire any additional securities such as bonds, preferred stocks or common stock, for investment purposes, subject to Investment Company Act restrictions. From time to time, we may elect to acquire properties through co-investment or joint venture structures. In such an instance, we intend to structure such investments so that we maintain control of the property-owning subsidiary.

Investment Company Act Considerations

We intend to conduct our operations so that our company and our subsidiaries are each exempt from registration as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. “Investment securities” does not include U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to conduct our operations so that our company and most, if not all, of its wholly-owned and majority-owned subsidiaries own or proposes to acquire “investment securities” having a value of not more than 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. We will continuously monitor our holdings on an ongoing basis to determine the compliance of our company and each wholly-owned and majority-owned subsidiary with this test. We expect that most, if not all, of our company’s wholly-owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” We believe that our company and most, if not all, of its wholly-owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither our company nor any of its wholly-owned or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, our company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, our company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

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We will classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/80% tests, we will classify the assets in which we invest as follows:

•	Real property. Based on the no-action letters issued by the SEC staff, we will classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, such investments will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

•	Securities. We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets or real estate-related assets.

•	Loans. Based on the no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We will treat our mezzanine loan investments, if any, as qualifying assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

We will classify our investments in construction loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Consistent with no-action positions taken by the SEC staff, we will consider any participation in a whole mortgage loan, including B-Notes, to be a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) if the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

We will base our treatment of any other investments as qualifying assets and real estate-related assets on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and we will make these determinations in a manner consistent with guidance issued by the SEC staff.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of our company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

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A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Bonds, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, current, temporary and proposed U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Bonds. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a real estate investment trust;

•	an insurance company

•	a tax-exempt organization;

•	a person subject to the alternative minimum tax provisions of the Code;

•	a person holding the Bonds as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	a partnership or other pass-through entity;

•	a person deemed to sell the Bonds under the constructive sale provisions of the Code;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Bonds in this offering for cash and that hold the Bonds as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, “U.S. Holder” means a beneficial owner of the Bonds that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Bonds, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Bonds.

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We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Bonds or that any such position would not be sustained.

THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

U.S. Holders

Interest

U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the Bonds in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Bonds

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a Bond equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefore (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. Holder’s adjusted tax basis in the Bond. A U.S. Holder’s adjusted tax basis in a Bond (or a portion thereof) generally will be the U.S. Holder’s cost therefore decreased by any payment on the Bond other than a payment of qualified stated interest. This gain or loss will generally constitute capital gain or loss. In the case of a non-corporate U.S. Holder, including an individual, if the Bond has been held for more than one year, such capital gain may be subject to reduced federal income tax rates. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

Certain individuals, trusts and estates are subject to a Medicare tax of 3.8% on the lesser of (i) ”net investment income”, or (ii) the excess of modified adjusted gross income over a threshold amount. Net investment income generally includes interest income and net gains from the disposition of Bonds, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the Medicare tax on their ownership and disposition of Bonds in light of their individual circumstances.

Original Issue Discount

The following is a summary of the principal United States federal income tax consequences of the ownership of bonds issued with original issue discount. A bond that has an issue price of less than its stated redemption price at maturity generally will be issued with original issue discount for United States federal income tax purposes in the amount of such difference. The issue price of a bond generally is the first price at which a substantial amount of the issue of bond is sold to the public (excluding bond houses, brokers or similar persons acting in the capacity of underwriters or wholesalers). The stated redemption price at maturity is the total amount of all payments provided by the note other than qualified stated interest payments. Qualified stated interest generally is stated interest that is unconditionally payable at least annually either at a single fixed rate or at certain variable rates. Qualified stated interest will be taxable to a United States holder when accrued or received in accordance with the United States holder’s regular method of tax accounting.

De Minimis Treatment. A bond will be considered to have de minimis original issue discount if the excess of its stated redemption price at maturity over its issue price is less than the product of 0.25 percent of the stated redemption price at maturity and the number of complete years to maturity (or the weighted average maturity in the case of a bond that provides for payment of an amount other than qualified stated interest before maturity). United States holders of bonds having de minimis original issue discount generally must include such de minimis original issue discount in income as stated principal payments on the bonds are made in proportion to the stated principal amount of the bond. The IRS could disagree with our allocation of purchase price per Bond.

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General Treatment. United States holders of bonds issued with original issue discount that is not de minimis original issue discount and that mature more than one year from the date of issuance will be required to include such original issue discount in gross income for United States federal income tax purposes as it accrues (regardless of such United States holder’s method of accounting), in advance of receipt of the cash attributable to such income. Original issue discount accrues based on a compounded, constant yield to maturity; accordingly, United States holders of bonds issued at an original issue discount will generally be required to include in income increasingly greater amounts of original issue discount in successive accrual periods. Bondholders receiving the Rollover Discount or other discounts described under “Plan of Distribution” likely will have received original issue discount in excess of the de minimis threshold and such Bondholders. Purchasers should consult their tax advisors regarding the effect thereof.

Sale or Other Taxable Disposition of the Offered Bonds

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of an Offered Bond equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefore (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. Holder’s adjusted tax basis in the Bond. A U.S. Holder’s adjusted tax basis in a Bond (or a portion thereof) generally will be the U.S. Holder’s cost therefore decreased by any payment on the Bond other than a payment of qualified stated interest. This gain or loss will generally constitute capital gain or loss. In the case of a non-corporate U.S. Holder, including an individual, if the Bond has been held for more than one year, such capital gain may be subject to reduced federal income tax rates. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives interest and principal payments on the Bonds or proceeds upon the sale or other disposition of such Bonds (including a redemption or retirement of the Bonds). Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such holder fails to furnish its taxpayer identification number, or TIN, which, for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such holder furnished an incorrect TIN;

•	in the case of interest payments such holder is notified by the IRS of a failure to properly report payments of interest or dividends;

•	in the case of interest payments, such holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such holder that it is subject to backup withholding; or

•	such holder does not otherwise establish an exemption from backup withholding.

A U.S. Holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders are encouraged to consult their tax advisors.

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DESCRIPTION OF BONDS

This description sets forth certain terms of the Bonds that we are offering pursuant to this Offering Circular. In this section, we use capitalized words to signify terms that are specifically defined in the Bond Purchase Agreement, substantially in the form filed concurrently herewith as an Exhibit, by and among us and the Bondholders. This section contains definitions of certain capitalized terms that are used herein. We refer you to the Bond Purchase Agreement for a full disclosure of all such terms, as well as any other capitalized terms used in this Offering Circular for which no definition is provided.

Because this section is a summary, it does not describe every aspect of the Bonds or the Bond Purchase Agreement. We urge you to read the Bond Purchase Agreement and Form of Bond because those documents and not this summary define your rights as a Bondholders. The Bond Purchase Agreement and Form of Bond are filed as an exhibit to the Offering Statement, of which this offering circular is a part, at www.sec.gov. You may also obtain a copy of the Bond Purchase Agreement from us without charge. See “Where You Can Find More Information” for more information.

Ranking

The Bonds are our direct, senior unsecured obligations and:

•	rank equally with each other and with all of our existing and future unsecured and unsubordinated indebtedness outstanding from time to time;

•	rank senior to all of our future indebtedness that by its terms is expressly subordinate to the Bonds;

•	effectively are structurally subordinated to all existing and future indebtedness and other obligations of each of our subsidiaries, including the claims of mortgage lenders holding secured indebtedness, as to the specific property receiving each lender’s mortgage and other secured indebtedness.

Manner of Offering

The offering is being made on a best-efforts basis through Wealthforge Distributors, our Managing Broker-Dealer, as well as the Selling Group Members. Neither our Managing Broker-Dealer, nor any Selling Group Member, will be required to purchase any of our Bonds.

Interest and Maturity

Each Bond will bear interest at a fixed rate of 7% per annum plus 1% interest per annum deferred. Interest on the Bonds will be paid monthly on the 15th day of the month. The first interest payment on a Bond will be paid on the 15th day of the month following the issuance of such Bond. The Bonds will mature on the fifth anniversary of the initial closing date of the Bonds offered pursuant to this Offering Statement (the “Initial Maturity Date”), subject to the Company’s ability to extend the Maturity Date for two additional one-year periods (each an “Extension Period”) in its sole and absolute discretion. The Company will give notice of any Extension Period or the Automatic Extension at least 30 days prior to such extension. The Initial Maturity Date as may be extended pursuant to this Section 1(a) is referred to herein after as the the “Maturity Date”. Upon the exercise of the optional Extension Period, the interest rate of the Bonds will be at a fixed rate of seven and a quarter percent (7.25%) per annum payable on each Interest Payment Date for the first year following the original Maturity Date and a fixed rate of seven and a half percent (7.50%) per annum payable on each Interest Payment Date for the second year following the Initial Maturity Date. If, as of the expiration of Extension Periods, the Illiquid Assets of the Company are (i) publicly listed for sale as determined in the sole discretion of the Company; or (ii) in the case of Illiquid Assets that are Real property Debt Interests, such Real property Debt Interests mature within one (1) year of the Maturity Date, the Maturity Date shall be automatically extended for one (1) year at the current annualized interest rate (the “Automatic Extension”). For the purpose of the Automatic Extension, “Illiquid Assets” means the assets of the Company or any Subsidiary that cannot quickly and easily be sold or exchanged for cash without a substantial loss in value, including, without limitation, real estate, real property and collectibles.

Force Majeure

As provided in the Bond Purchase Agreement, the Company may defer the payment of interest, in part or in whole, to the Bondholders for up to one (1) year in the case of war, acts of God, natural disasters, and declared pandemics that are declared by the Manager, in its sole discretion, to render the performance of the Company’s assets materially impaired. Payment of any deferred interest as a result of this provision shall be added to the Deferred Interest Payment due and payable at the Maturity Date. The Manager may only defer the payment of interest on the Bonds twice during prior to the Maturity Date and the occurrence of one deferment must not occur within 12 months of another deferment.

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Deferred Interest Payment

In addition, the company is obligated to pay Bondholders a Deferred Interest Payment of 1% per annum, cumulative, non-compounding, accruing daily on the Maturity Date of the Bonds.

On Maturity Date (as may be extended), the company is obligated to pay the Bondholders a cumulative non-compounding Deferred Interest Payment at a fixed rate of 1% per annum. Deferred Interest Payments will not be made in the instances of any Optional Redemption or Death and Disability Redemption. See “Description of Bonds – Optional Redemption At The Option Of The Bondholders” and “Description of Bonds – Death and Disability Redemption” for more information.

While our company is required to make the Deferred Interest Payments, we do not intend to establish a sinking fund to fund such payments. Therefore, our ability to honor this obligation will be subject to our ability to generate sufficient cash flow or procure additional financing in order to fund those payments. If we cannot generate sufficient cash flow or procure additional financing to honor this obligation, we may need to liquidate some or all of our company’s assets to fund the payments, or we may not be able to fund the payments in their entirety or at all, which shall constitute an Event of Default. See “Description of Bonds - Event of Default” for more information.

THE REQUIRED INTEREST PAYMENTS AND PRINCIPAL PAYMENT ARE NOT A GUARANTY OF ANY RETURN TO YOU NOR ARE THEY A GUARANTY OF THE RETURN OF YOUR INVESTED CAPITAL. While our company is required to make the Interest Payments, Principal Payment and Deferred Interest Payments as described in the Bond Purchase Agreement, the Form of Bond, and above, we do not intend to establish a sinking fund to fund such payments. Therefore, our ability to honor these obligations will be subject to our ability to generate sufficient cash flow or procure additional financing in order to fund those payments. If we cannot generate sufficient cash flow or procure additional financing to honor these obligations, we may need to liquidate some or all of our company’s assets to fund the payments, or we may not be able to fund the payments in their entirety or at all. If we cannot fund the above payments, Bondholders will have claims against us with respect to such violation.

Optional Redemption at the Option of the Bondholder

The Bonds will be redeemable at the election of the Bondholder beginning on the one-year anniversary of first issuance date of the Bonds, or the Optional Redemption. In order to request redemption, the Bondholder must provide written notice to us at our principal place of business that the Bondholder requests redemption of all or a portion (consisting of at least 50%) of the Bondholder’s Bonds, or a Notice of Redemption. The price per Bond to be paid for redemptions made pursuant to Optional Redemption shall be $850 per Bond plus all accrued but unpaid interest on the Bonds being redeemed, excluding any Deferred Interest Payment. Deferred Interest Payments will not be made in the instances of Optional Redemption. We will have 120 days from the date the applicable Notice of Optional Redemption is provided to redeem the requesting Bondholder’s Bonds, subject to the limitations set forth in the Bond. Our obligation to redeem Bonds with respect to Notices of Redemption received in any given Redemption Period (as defined below) is limited to an aggregate principal amount of Bonds equal to 5.0% of the aggregate principal of Bonds under the Bond Purchase Agreement as of the close of business on the last business day of the preceding Redemption Period, or, if there be no preceding Redemption Period, then as of close of business on the first business day of such initial Redemption Period (the “5.0% Limit”). Any Bonds redeemed as a result of a Bondholder's right upon death, disability or bankruptcy will be included in calculating the 5.0% Limit and will thus reduce the number of Bonds available to be redeemed pursuant to Optional Redemption. Optional Redemptions and Death and Disability Redemptions shall be subject to the company’s determination that the company has or will have cash available from operations or the sale of assets to make the requested redemptions (the “Cash Limitation”). Optional Redemptions will occur in the order that notices are received. If the company is unable to redeem all Bonds for which Notices of Optional Redemption are received in any Redemption Period as a result of the 5.0% Limit or the Cash Limitation, the company will treat unsatisfied or partially unsatisfied redemption requests as a Notice of Optional Redemption for the following Redemption Period, unless such Notice of Optional Redemption is withdrawn. The company shall have no obligation to make Optional Redemptions. A Redemption Period shall be a period of three (3) calendar months, with Redemption Periods beginning on March 1, June 1, September 1 and December 1 of each calendar year. Deferred Interest Payments will not be made in the instances of any optional redemption at the option of the Bondholders.

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Death and Disability Redemption

(a) Subject to subsection (b) below, within 60 days of the death or Qualifying Disability (as defined below), or a Holder Redemption Event, of a holder who is a natural person or a Person who beneficially holds Bonds, the estate of such Person, such Person, or legal representative of such Person, may request the company to repurchase, without penalty in whole or in part, the Bonds held or beneficially held by such Person (including Bonds of such Person held or beneficially held in his or her individual retirement accounts), as the case may be, by delivering to the company a repurchase request.

Qualifying Disability shall mean with respect to any Bondholder or beneficial holder, a determination of disability based upon a physical or mental condition or impairment arising after the date such Bondholder or beneficial holder first acquired Bonds. Any such determination of disability must be made by any of: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veteran’s Benefits Administration, or the Applicable Governmental Agency, responsible for reviewing the disability retirement benefits that the applicable Bondholder or beneficial holder could be eligible to receive.

Any repurchase request for Death and Disability Redemption shall specify the particular Holder Redemption Event giving rise to the right of the holder to have his or her Bonds repurchased by the company. If a Bond is held jointly by natural persons who are legally married, then a repurchase request may be made by (i) the surviving holder or beneficial holder upon the occurrence of a Holder Redemption Event arising by virtue of a death, or (ii) the disabled holder or beneficial holder (or a legal representative) upon the occurrence of a Holder Redemption Event arising by virtue of a Qualifying Disability. In the event a Bond is held together by two or more natural persons that are not legally married (regardless of whether held as joint tenants, co-tenants or otherwise), neither of these persons shall have the right to request that the company repurchase such Bond unless a Holder Redemption Event has occurred for all such co-holders or co-beneficial holders of such Bond. A holder or beneficial holder that is not an individual natural person does not have the right to request repurchase under Death and Disability Redemption.

Any repurchase request for Death and Disability must be made in accordance with Section 7 of the Form of Bond and are subject to the limitations defined therein.

Deferred Interest Payments will not be made in the instances of Death and Disability Redemption.

Redemption at the Option of the Company

We may redeem the Bonds at our option, in whole or in part at any time after their issuance. The redemption price for redemptions at the option of the company shall be equal to the then outstanding principal on the Bonds being redeemed, plus any accrued but unpaid interest on such Bonds including the Deferred Interest (the “Company Redemption Price”). If we plan to redeem the Bonds, we will give notice of redemption not less than 30 days prior to any redemption date to each such holder’s address appearing in the Bond Register maintained by the Great Lakes, unless we designate another Bond Registrar. In the event the Company elects to redeem less than all of the Bonds, the particular Bonds to be redeemed will be selected by the Company in its sole discretion.

Merger, Consolidation or Sale

We may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the successor entity, if other than us:

•	is organized and existing under the laws of the United States of America or any United States, or U.S., state or the District of Columbia; and

•	assumes in a written instrument between the Company and the successor entity all of the Company’s obligations to perform and observe all of the Company’s obligations under the Bonds and the Bond Purchase Agreement;

•	and provided further that no Event of Default under the Bond Purchase Agreement shall have occurred and be continuing.

The Bond Purchase Agreement does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the Bond Purchase Agreement does not contain any provision which would protect the Bondholders against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Certain Covenants

Secured Indebtedness

The Bonds would rank junior to any of our secured indebtedness, and will be structurally subordinated to the indebtedness of our direct or indirect subsidiaries. We and our subsidiaries are permitted to incur additional indebtedness, including secured indebtedness, as long as we continue to meet the requirements of our Equity-Bond Ratio.

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Appraisals and Broker Opinion of Value

While any of the Bonds remain outstanding, at least once per calendar, including the calendar year following the year in which the property was acquired, the company shall commission or otherwise obtain an appraisal or broker opinion of value of each property owned by the company or a subsidiary of the company, and then on or before each subsequent anniversary of the prior appraisal.

Equity-Bond Ratio

The Bonds will be unsecured; however, while any of the Bonds remain outstanding, the sum of the aggregate property Equity Values plus any cash or cash equivalents, as defined by GAAP, then held by the company shall be equal to or exceed seventy percent (70%) of aggregate principal amount of the outstanding Bonds (the “Equity-Bond Ratio”). Except as otherwise provided in the Bond Purchase Agreement, as long as the company complies with secured indebtedness restriction above and the Equity-Bond Ratio, the company and any of its subsidiaries shall be entitled to incur additional indebtedness on the Properties.

As with all non-payment defaults, our company will have a 120-day cure period to cure any breach of the Equity-Bond Ratio covenant before a default may be declared relative to such covenant.

Cash Coverage Ratio

While any Bonds remain outstanding, the Bond Purchase Agreement provides that our company will maintain cash and cash equivalents, as defined by GAAP, equal to at least 120% of our company’s Bond Service Obligations for a period of three (3) months. If our company falls out of compliance with the Cash Coverage Ratio covenant it shall notify the Bondholders within 60 days of such default, and it will have 120 days to cure such non-compliance.

Reports

We will furnish the following reports:

Reporting Requirements under Tier II of Regulation A. We are required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We are required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide reports pursuant to the requirements of Regulation A.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31st, our Manager will cause to be mailed or made available, by any reasonable means, to each Bondholder as of a date selected by our Manager, an annual report containing financial statements of our company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, Company equity and cash flows, with such statements having been audited by an accountant selected by our Manager. Our Manager shall be deemed to have made a report available to each Bondholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and such report is publicly available on such system or (ii) made such report available on any website maintained by our company and available for viewing by the Bondholders.

Compliance with Certain Covenants Under Bond Purchase Agreement. The Company will report compliance with certain covenants in the Bond Purchase Agreement quarterly. Such reports will be made available to Bondholders electronically.

Insurance

We will, and will cause each of our subsidiaries to, keep all of its insurable property insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having an A.M Best policy holder’s rating of not less than A-V.

Payment of Taxes and Other Claims

We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (i) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon the income, profits or property of us or any subsidiary; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of us or any subsidiary; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which we have set apart and maintain an adequate reserve.

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There is no public market for the Bonds. We may apply for quotation of the Bonds on an alternative trading system or over the counter market beginning after the final closing of this offering. However, even if the Bonds are listed or quoted, no assurance can be given as to (1) the likelihood that an active market for the Bonds will develop, (2) the liquidity of any such market, (3) the ability of Bondholders to sell the Bonds or (4) the prices that Bondholders may obtain for any of the Bonds. No prediction can be made as to the effect, if any, that future sales of the Bonds, or the availability of the Bonds for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of the Bonds, or the perception that such sales could occur, may adversely affect prevailing market prices of the Bonds. See “Risk Factors — Investment Risks.”

Event of Default

The following are Events of Default under the Bond Purchase Agreement with respect to the Bonds:

•	default in the payment of any interest, including Deferred Interest Payment, on the Bonds when due and payable, which continues for sixty (60) days;

•	default in the payment of any principal of or premium on the Bonds when due, which continues for sixty (60) days;

•	default in the performance of any other obligation or covenant contained in the Bond Purchase Agreement or in this Offering Circular for the benefit of the Bonds, which continues for 120 days after written notice;

•	specified events in bankruptcy, insolvency or reorganization of us;

•	any final and non-appealable judgment or order for the payment of money in excess of $25,000,000 singly, or in the aggregate for all such final judgments or orders against all such Persons shall be rendered against us or any Significant Subsidiary and shall not be paid or discharged; and

Book- entry and other indirect Bondholders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Company and how to declare or rescind an acceleration of maturity.

Remedies if an Event of Default Occurs

Subject to any respective cure period, if an Event of Default occurs and is continuing, the Bondholders have remedies available at law and in equity to enforce their rights. In such event, the Bondholders will likely need to rely on liquidation proceeds upon sales of our assets, including properties and any equity interest we own and our debt investments, for repayment.

The Bondholders of a majority in principal amount of the outstanding Bonds may waive any default, except a default:

•	in the payment of any amounts due and payable or deliverable under the Bonds; or

•	in an obligation contained in, or a provision of, the Bond Purchase Agreement which cannot be modified under the terms of the Bond Purchase Agreement without the consent of each Bondholder

Each Bondholder has the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Bond on the respective due dates (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Bondholder.

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LEGAL PROCEEDINGS

There are currently no legal proceedings involving our company.

On December 23, 2015, the Secretary of State of the State of Illinois entered a consent order censuring GK Development, Inc. dba GK Real Estate, our Manager, and Garo Kholamian, the President, sole director and sole shareholder of our Manager for violation of the Illinois Securities Act related to certain previous private offerings. The Illinois Secretary of State stated in the order that it is not intended to trigger or otherwise result in disqualification from the usage of Regulation A or Regulation D. The Illinois Secretary of State alleged failures of risk disclosure in those offerings based upon the actual performance of those programs and to disclose certain prior performance information considered required by the Illinois Secretary of State. Our Manager and Mr. Kholamian disputed these allegations but, nevertheless, on December 22, 2015 stipulated to the entry of the consent order to settle this matter without any admission of the veracity of the alleged facts or conclusions of law of the Illinois Secretary of State.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners (more than 10%)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class A	Garo Kholamian(1)(2)	78% Membership Interest	78%

Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class A	Management	100% Membership Interest	100%

(1)	Garo Kholamian individually holds 78% Membership Interest.

(2)	Address is: 257 East Main Street, Suite 200, Barrington, IL 60010.

We may provide incentive grants of economic profit interest of the company to our employees in the future. Time, manners and terms of such grants, which will be subject to the sole discretion of the company, have not been determined as of the date of this Offering Circular.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information on the directors and executive officers of GK Real Estate. Our company is managed by GK Real Estate, its sole Manager. Consequently, our company does not have its own separate directors or executive officers.

Name	Age	Position with our Company	Director/Officer Since
Garo Kholamian	66	President and Sole Director	1995
Sherry Mast	59	Principal - Operations	1997
Steven Higdon	59	Chief Financial Officer	2020

Executive Officers

Set forth below is biographical information for GK Real Estate’s executive officers.

Garo Kholamian, age 66, is the President, sole Director and sole shareholder of GK Real Estate. Since the formation of the GK Real Estate in 1995, Mr. Kholamian and his affiliates have acquired and developed over 120 million square feet of commercial property including apartments, office and commercial rental. Prior to forming GK Real Estate, Mr. Kholamian was Senior Vice President of Development for Homart Development Co., the real estate development arm of Sears Roebuck, specializing in regional shopping malls, power centers and office buildings. At Homart, Mr. Kholamian was responsible for site selection, negotiation and project development and management of Homart’s community shopping centers, including over 2.2 million square feet of commercial rental space in the Midwest and Florida. Before managing the development of these centers, Mr. Kholamian assisted in the development of 1.5 million square feet of regional malls and 1.1 million square feet of office space throughout the U.S. for Homart. Mr. Kholamian received his Master’s Degree in Business Management from Loyola University of Chicago in 1985 and his Bachelor’s Degree in Architecture from the Illinois Institute of Technology in 1981. He is a member of the International Council of Shopping Centers and a licensed real estate broker in Illinois.

Sherry Mast, age 59, is the Principal - Operations at GK Real Estate. Ms. Mast joined GK Real Estate in 1997 and, prior to taking over leasing, established property management and financial systems for GK Real Estate. Ms. Mast is responsible for leasing of the company’s entire portfolio and manages outside broker relationships, as well as day-to-day leasing activity. Prior to joining GK Real Estate, Ms. Mast was Marketing Manager for Karp’s, a nationally recognized bakery supply company. There she was responsible for new product development, creating bakery supply solutions for national retailers. From joining that company in 1992, Ms. Mast was involved in the creation of new products and worked closely with national clients, including Starbucks Coffee, Wal-Mart, Dominick’s Finer Foods and American Superstores. Prior to joining Karp’s, Ms. Mast was Quality Assurance Associate for Hyatt Hotel Corporation from 1989 through 1992. There she assisted in improving customer relations and maintaining Hyatt’s industry-leading service standards. Ms. Mast received her Bachelor’s Degree in Corporate Communications from Northern Illinois University. She is a member of the International Council of Shopping Centers and is a registered real estate salesperson in Illinois.

Steven Higdon, age 59, is the Chief Financial Officer at GK Real Estate. He brings over 36 years of corporate finance, capital markets, investment banking and accounting experience to the team. As CFO, Steve is primarily responsible for managing the company's finances, including; financial and tax planning, treasury management and investing, internal financial controls, risk management, and financial reporting.  He supervises the accounting and finance departments.  He is the financial spokesperson for the company while being fully integrated on the real estate development, property and leasing operations, acquisitions/dispositions teams, and is a key member in fund/bond administration for all Req A and Reg D Offerings. He leads the internal audit as well as the external SEC driven audit & legal teams.

Prior to joining GK-Real Estate in 2020, Steve was the CFO of a high net-worth private family office, Aegis Asset Management, based out of New York. He provided strategic investment, financial and asset management insight and analysis to a $2Bn nationwide portfolio of office/retail/industrial properties.  While there, his primary focus was on driving the real estate business intelligence capabilities of the Family Office and the third-party teams to increase the property and portfolio NOI, accretive value and income tax mitigation with a longer-term legacy hold mindset.

Steve holds a Bachelor’s Degree in both Accounting and Finance from Illinois State University.  Steve earned his license as a Certified Public Accountant in 1988, but is currently non-practicing.

Directors

Garo Kholamian is the sole shareholder and director of GK Real Estate.

EXECUTIVE COMPENSATION

Our company does not have executives. It is operated by a sole Manager, GK Real Estate. We will not reimburse our Manager for any portion of the salaries and benefits to be paid to its executive officers named in “Directors and Executive Officers.” See “Compensation of our Manager and its Affiliates” for a list of fees payable to GK Real Estate and/or its affiliates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to a Service Fee Agreement between the Company and its Manager, the Company shall pay the Manager certain fees for the services it provides to the Company. The Company may also pay certain fees to the Manager or its affiliates for aspects of the management of our Company’s assets. The Service Fee Agreement may not be amended to increase the amount any of the specific fees described below without the consent of a Bondholder Majority.

GK Real Estate, our company’s Manager, or its affiliates will be responsible for all aspects of the management of our Company’s assets. In exchange for this management and pursuant to the Service Fee Agreement, GK Real Estate or its affiliates will be entitled to the fees enumerated below:

Acquisition Fees. GK Real Estate will be entitled to 2% of the purchase price of each real property purchased for identifying, reviewing, evaluating, investing in and the purchase of real property acquisitions. These acquisition fees are payable by our company regardless of whether the property ever generates positive cash flow.

Property Management Services Fee. Each property owned by our company will be managed by a property manager, which may be GK Real Estate or an affiliate of GK Real Estate. For its services, the property manager will be paid property management fees, leasing compensation and other compensation, provided that property management fees for any property may not exceed 5% of annual gross revenues from that property. The property management fees will be paid in arrears on a monthly basis. The property management fees are payable by our company regardless of whether the property ever generates positive cash flow.

Disposition Fees. GK Real Estate will receive 2% of the gross sale price from the disposition of each property by our company. These disposition fees are payable by our company regardless of whether the investment is sold at a gain or a loss.

Asset Management Fees. Each property owned by our company in our future portfolio will be managed by GK Real Estate. For its services, GK Real Estate will be entitled to an annual asset management fee equal to 1% of the appraisal value of real properties acquired by the company or its subsidiaries or pro rata portion of such value if a company subsidiary is not wholly-owned. No asset management fees will be earned on undeployed cash. The asset management fees will be paid in arrears on a monthly basis. The asset management fees are payable by our company regardless of whether the asset ever generates positive cash flow.

Financing Fees. GK Real Estate will be entitled to 2% of the principal amount of any financing in conjunction with the purchase or refinance of an asset. These financing fees are payable by our company regardless of whether the asset generates positive cash flow.

Loan Management Fee. GK Real Estate will be entitled to an annual loan management fee equal to one-half percent (0.50%) of the outstanding principal amount of each debt investment made by our Company.

Other Fees. GK Real Estate may be entitled to certain additional, reasonable fees in association with other activities imperative to the operations of our company. Such activities include, but are not limited to, property leasing, property development, a construction management fee, and loan guarantees. GK Real Estate will endeavor to determine such fees based upon benchmark market rates.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Conflicts Generally

GK Real Estate has not established any formal procedures to resolve the conflicts of interest discussed below. Bondholders, therefore, will be dependent on the good faith of the respective parties to resolve conflicts equitably. Although GK Real Estate will attempt to monitor these conflicts, it will be extremely difficult if not impossible to assure that these conflicts do not arise, and may, in certain circumstances, result in adverse consequences to our company.

Specific Conflicts Inherent in our Company

As described below, certain conflicts of interest are inherent in an investment in our company. By investing in this offering, each Bondholder will be deemed to have consented to these conflicts and to have agreed not to assert any claim that any such conflicts violate any duty owed by GK Real Estate, our Manager, or its affiliates to the Bondholders, except to the extent that such conflict results in liability under the Securities Act. These conflicts include those inherent to the business relationship between our company and GK Real Estate described in the preceding section. See “Certain Relationships and Related Transactions” for more information.

Property Purchased from GK Real Estate and their Affiliates. Our company may acquire properties, or an interest therein, from GK Real Estate, and/or its affiliates. These properties, or interests therein, may be acquired in exchange for any combination of cash, debt and/or equity in our company. GK Real Estate, or their affiliates, may derive a profit as a result of these acquisition transactions.

Loans to GK Real Estate and Affiliates. Our Company may lend on properties owned, in part or wholly, by GK Real Estate and/or its affiliates. GK Real Estate, or their affiliates, may derive a profit as a result of these acquisition transactions.

Other Activities. GK Real Estate and its shareholder, director, officers and employees are not required to devote their full time to the business of our company, and GK Real Estate and its shareholder, director, officers and employees may have conflicts of interest in allocating management time between our company and other activities of GK Real Estate. However, GK Real Estate is required to spend such time as is reasonably needed for the operations of our company and as is consistent with the due care that a fiduciary would use in the conduct of an enterprise of a like character and with like aims. GK Real Estate believes that it has sufficient staff to be fully capable of discharging its responsibilities to our company. GK Real Estate and its respective affiliates may have other business interests or may engage in other business ventures of any nature or description whatsoever, whether presently existing or created later, and whether or not competitive with the business of our company or its affiliates. GK Real Estate will have no right (including without limitation a right of first opportunity, first offer or first refusal with respect to any real estate investment presented to GK Real Estate or any of their respective affiliates) by virtue of its participation in our company in or to such ventures or activities or to the income or profits derived from them. To the extent GK Real Estate or its affiliates already have an ownership interest in an existing property in a market in which our company intends to acquire property, such other property may be in competition with our company’s investment for prospective tenants. Further, GK Real Estate will have sole discretion to determine which among its affiliate’s sponsored programs should purchase any particular property or make any other investment, or enter into a joint venture for the acquisition and operation of specific properties.

Co-Investments. GK Real Estate has the right, in its sole discretion, to determine whether it or any of its affiliates may co-invest with our company with respect to any particular property investment.

Loans, Mezzanine Debt and Preferred Equity Financing. We are not restricted from obtaining future debt financing, including loans and mezzanine debt, or preferred equity financing from our Manager or an affiliate of our Manager. While we believe these debt and preferred equity financing arrangements are, and any such arrangements in the future will be, fair and at market rates consistent with such loans, mezzanine debt or preferred equity financing, the terms of any such arrangements were not, and will not be, negotiated at arm’s length.

No Separate Representation of Bondholders by Counsel to our Company. Legal counsel for our company does not represent the Bondholders in connection with the organization or business of our company or this offering, and such counsel disclaims any fiduciary or attorney-client relationship with the Bondholders. Prospective investors should obtain the advice of their own legal counsel regarding legal matters.

COMPENSATION OF OUR MANAGER AND ITS AFFILIATES

The following is a description of compensation that may be received by GK Real Estate and its affiliates from our company or in connection with the proceeds of this offering. These compensation arrangements have been established by GK Real Estate and its affiliates and are not the result of arm’s-length negotiations. Services for which our company engages GK Real Estate or its affiliates and which are not described below will be compensated at the market rate. Fees payable to GK Real Estate or its affiliates in excess of the rate set forth in this section entitled “Compensation of our Manager and Its Affiliates” will require the consent of a majority of the Bonds. For this purpose, a Bondholder will be deemed to have consented with respect to its Bonds if he has not objected in writing within five (5) calendar days after the receipt of the consent request. GK Real Estate or an affiliate may elect to waive or defer certain of these fees in its sole discretion. This table assumes that the maximum offering amount of $75,000,000 is sold.

Form of Compensation	Description	Estimated Amount of Compensation
Offering and Organization Stage:

Organizational and Offering Fee:	GK Real Estate will receive an organizational and offering fee in an amount equal to 2.0% of the gross offering proceeds from this offering.	$1,500,000

Operating Stage:

Property Management Services Fee:	In connection with the provision of property management services, GK Real Estate, will receive an annual property management fee, of up to 5.0% of the monthly gross income from any property it manages. The property management fee will be paid in arrears on a monthly basis.	Impractical to determine at this time

Acquisition Fee:	GK Real Estate will be entitled to 2% of the purchase price of each property purchased, including from affiliates, for identifying, reviewing, evaluating, investing in and the purchase of real property acquisitions. Our company does not anticipate acquiring any properties from third party sellers in the twelve (12) months following the qualification of this offering, and, therefore, does not expect to pay any acquisition fees during that time period. However, our company has not yet entered any definitive agreements for the purchase of assets from affiliates.	Impractical to determine at this time

Financing Fee:	GK Real Estate will be entitled to 2% of the principal amount of any financing in conjunction with purchase or refinance of an asset.(1)	Impractical to determine at this time

Disposition Fee:	GK Real Estate will receive 2% of the gross sale price from the disposition of each property by our company.	Impractical to determine at this time

Asset Management Fee:	In connection with asset management services, GK Real Estate, will receive an annual asset management fee, of up to 1% of the appraisal value of real properties acquired by the company or its subsidiaries or pro rata portion of such value if a company subsidiary is not wholly-owned. No asset management fees will be earned on undeployed cash. The asset management fee will be paid in arrears on a monthly basis.	Impractical to determine at this time

Loan Management Fee:	GK Real Estate will be entitled to an annual loan management fee equal to one-half percent (0.50%) of the outstanding principal amount of each debt investment made by our Company.	Impractical to determine at this time.

Reimbursement of Expenses:	GK Real Estate will be reimbursed by our company for all costs incurred by GK Real Estate and its affiliates when performing services on behalf of our company.	Impractical to determine at this time

Liquidation Stage:

Reimbursement of Expenses:	GK Real Estate will be reimbursed by our company for reasonable and necessary expenses paid or incurred by GK Real Estate in the future in connection with the liquidation of our company, including any legal and accounting costs to be paid from operating revenue.	Impractical to determine at this time

(1)	GK Real Estate may employ third parties, both affiliated and unaffiliated, to assist in securing debt financing for our company. In such an event, GK Real Estate may reallow all or a portion of the financing fee to such third party.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of real estate programs sponsored by GK Development. These are mostly private programs as GK Development has sponsored only two public program other than our company. GK Development has sponsored two public offering conducted by our affiliates, GK Investment Holdings, LLC (“GKIH”) and GK Investment Property Holdings II, LLC (“GKIPH II”), pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. Offering statements of the aforementioned offerings were qualified by the SEC on September 30, 2016, and March 12, 2021, respectively. Further information regarding such offerings may be found on the SEC’s website at http://www.sec.gov. Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of GK Development’s prior programs. Investors who purchase Bonds will not acquire any ownership interest in any of the programs discussed in this section.

The Prior Performance Tables set forth information as of March 31, 2025 regarding certain prior programs include: (1) experience in raising and investing funds; (2) compensation to GK Development or its affiliates (separate and distinct from any return on its investment); (3) annual operating results; and (4) results of completed programs.

As of March 31, 2025, GK Development was the sponsor of twenty-one programs, including nineteen private programs and two public programs, that had offerings in the prior years; only GKIH & GHIPH II had investment objectives similar to our company. Of the programs that closed offerings within the prior five years, only GKIH and GKIPH II had similar investment objectives to our company. Of the remaining offerings, we do not believe that any of them had similar investment objectives to our company because: the programs were equity programs designed to invest in a single, identified asset; or were equity programs designed to make loans to identified affiliates of GK Development with an identified asset.

As of March 31, 2025, the twenty-one programs, including nineteen private programs and two public programs, of which GK Development was sponsor raised in the aggregate $246 million in equity and debt capital from approximately 2,500 investors and acquired a total of thirty properties with an aggregate acquisition cost of approximately $700 million. Of these twenty-one programs, fourteen have been completed.

Set forth below is a brief summary of the most recent ten prior programs sponsored by GK Development in the prior years as of March 31, 2025 that have gone full cycle and where all assets of the funds have been liquidated, and investors/bondholders’ equity and/or debt has been returned.

Grand Center Partners, LLC (“GCP”)

In March 2012, GCP raised $2,410,000 from accredited investors through a private placement offering for the purpose of making a preferred equity investment to fund the development of a retail shopping center known as The Shops at North Grand, located in Ames, IA. The property consisted of (i) 98,827 square feet of inline “big box” retail space leased to Kohl’s, The Gap Outlet, Shoe Carnival and TJ Maxx; (ii) two fully leased single tenant outparcel buildings totaling 5,613 square feet; (iii) an outparcel pad approximating 0.57 acres; and (iv) a multi-tenant outparcel building consisting of 8,731 square feet. The retail shopping center was sold in November 2013. Investors received cash distributions aggregating $3,224,000 resulting in an internal rate of return (IRR) of 23%. The projected liquidation for this investment was 2017; however, the investors were redeemed in 2013.

GDH Investments, LLC (“GDH”)

In September 2012, GDH raised $2,000,000 from accredited investors through a private placement offering for the purpose of making a preferred equity investment into GDH to fund the re-development of a neighborhood shopping center located in the Lincoln Park area of Chicago, Illinois. The center consisted of 35,400 square feet of retail space and a 43-car underground parking facility. The property was sold in January 2014. Investors received cash distributions of $3,123,000 resulting in an IRR of 38%. The projected liquidation for this investment was 2017; however, the investors were redeemed in 2014.

GK Secured Income I, LLC (“GKSI I”)

GKSI I was formed in December 2012 to provide a loan to an entity affiliated with the manager of GKSI I. GKSI I raised $7,364,587 from accredited investors through a private placement offering. The investors were entitled to receive a return of 8% per annum payable monthly. As of December 31, 2018, all of the equity has been returned to the investors, together with an 8% annualized return. As of December 31, 2018, the investors have been fully redeemed.

GK Preferred Income I (Lakeview Square), LLC (“GKPI I”)

GKPI I was formed in February 2013, to acquire, own and operate, through a wholly owned subsidiary, a regional mall known as Lakeview Square Mall, located in Battle Creek, MI. Lakeview Square Mall consists of 551,228 square feet of retail space, of which 259,635 square feet is owned by GKPI I, with the remaining 291,593 square feet being owned by the following anchor tenants: Sears, JC Penney and Macy’s. GKPI I raised $5,177,239 of preferred equity from accredited investors through a private placement offering. The investors were entitled to receive a minimum preferred return of 7% per annum. As of March 31, 2015, all of the preferred equity has been returned to the investors, together with a 15% annualized preferred return and a total IRR of 22%.

GK Secured Income Investments III, LLC (“GKSI III”)

GKSI III was formed in October 2014 to provide loans to InvestLinc/GK Properties Fund I, LLC (“Fund I”) and to Peru GKD Partners, LLC (“Peru”) on a 50/50 basis. Peru is owned by InvestLinc GK Properties Fund III, LLC (“Fund III”). Both Fund I and InvestLinc GK Properties Fund II, LLC (“Fund II”) are affiliated with the manager of GKSI III. Through December 31, 2015, GKSI III raised $11,111,776 from accredited investors through a private placement offering. The members are entitled to receive a preferred return of 9% per annum payable monthly. Through December 31, 2018, $3,790,933 had been paid to investors, representing a 9% annual return. Fund I and Peru were not able to make the full interest payments on their loans due to GKSI III as of July 15, 2019. Due to this lack of full payment, GKSI III was not able to distribute anticipated preferred returns to its investors as of July 15, 2019. No assurances were given regarding future distributions of preferred returns by GKSI III. From 2019 through 2023, compounded by the COVID-19 global pandemic and electronic retail commerce, only limited distributions were able to be made to the investors and the notes with Fund I and Peru were deemed uncollectible and were written off. On June 30, 2023, the investors received a final liquidation distribution of $824,824 resulting in a 49% overall return of equity and the fund was terminated.

GK Secured Income IV, LLC (“GKSI IV”)

GKSI IV was formed in September 2015 to provide loans in the aggregate of $10,000,000 to Lake Mead Partners, LLC. Loans were secured by our company pledging all of its equity interest in Lake Mead Partners, LLC. Through December 31, 2015, GKSI IV raised $10,779,000 from accredited investors through a private placement offering. Investors received returns ranging from 12% to 14% per annum, depending on their length of investment. As of December 31, 2018, all equity was returned to investors. Investors averaged a 13% annual return over the life of the investment.

GK Preferred Income III (Lufkin), LLC (“GKPI III”)

GKPI III was formed on April 2, 2015, to acquire, own and operate, through a wholly owned subsidiary, the Lufkin regional mall in Lufkin Texas. Lufkin Mall consists of 371,309 square feet of total space, of which approximately 348,468 square feet is owned by GKPI III, with the remaining 22,841 square feet being owned by Boot Barn. GKPI III raised $9,835,745 of preferred equity from accredited investors through a private placement offering. The investors were entitled to receive a preferred return of 7% per annum. Through December 31, 2018, $2,007,284 had been paid to its investors, representing a 7% annual preferred return from inception. From 2019 through 2023, compounded by the COVID-19 global pandemic and electronic retail commerce, distributions to investors became more limited. On December 21, 2022, the underperforming mall was sold and $1,450,000 of net proceeds were distributed to investors. On May 16, 2023 GKPI III made a final distribution to investors of $50,000 resulting in a 57% overall return of equity and the fund was terminated.

GK DST – Cedar Falls Grocery, LLC (“GK DST”)

GK DST was formed on April 5, 2016, to acquire, through a Section 1031 exchange, and operate, through a wholly owned subsidiary, a one tenant Hy-Vee grocery store, located in Cedar Falls, Iowa. The Hy-Vee Grocery Store consists of 105,817 square feet. GK DST raised $5,076,122 of funding from accredited investors through a private placement offering. Through December 31, 2018, a 6% annual preferred return totaling $787,686 was paid to its investors. In January 2019, the Hy-vee property was sold for $11,200,000 representing an approximate 7% IRR for the investors. This liquidation event closed the fund, and all of the preferred equity was returned to the investors.

GK Secured Income V, LLC (“GKSI V”)

GKSI V was formed on October 3, 2016 with the objective of achieving current income and capital preservation by making loans for the purchase of shopping centers, office buildings and other commercial real estate properties. Through December 31, 2022, GKSI V has raised $18,618,000 of preferred equity from accredited investors through a private placement offering. Investors are entitled to a preferred return ranging from 9% to 11% per annum, depending on their length of investment. In August 2024, a retail shopping center in Lemont Illinois was sold and GKSI V was repaid $5,205,000 in loan proceeds. With the newly available liquidity, on October 4, 2024, all investors of GKSI V were offered to have their investment redeemed at various percentages ranging from 65% to 85% of their original equity investment through a Tender Offer in the gross amount of $4,000,000 utilizing a “dutch auction” format. On November 7, 2024, GKSI V liquidated $4,197,729 in investors equity paying $3,068,381 in cash to the investors. The resultant discount was on average 27% of the investor’s original equity. Even at the discounted liquidation the investors on average were returned a 3% annual return and 16% in total return over the life of their respective fund investment.

GK Investment Property Holdings II, LLC (“GKIPH II”)

GK Investment Property Holdings II, LLC, (“GKIPH II”), was formed on July 11, 2019 with the intent to acquire and lend on existing income producing commercial properties for the purpose of financing, holding and operating such properties, and if the need arises, to redevelop the properties for an alternative use other than intended when originally acquired. The Bond Offering statement of the aforementioned offering was qualified by the SEC on January 20, 2020. Further information regarding the offering may be found on the SEC’s website at http://www.sec.gov. GKIPH II sold $16,538,000 in Bonds and has redeemed $371,000 of Bonds and had $16,167,000 in outstanding Bonds as of February 28, 2025. The Bonds will mature on various dates ranging from February 28, 2025 to August 31, 2027. The Bonds are offered in six series, Series A, Series B, Series C, Series D, Series E and Series F, with the sole difference between the series being their respective maturity dates ranging from February 28, 2025 to February 28, 2027. On February 28, 2025, the Series A bonds matured, and the affected bondholders were repaid their face value of the bonds of $2,505,000 along with a 1% accrued interest payment since the bondholders Series A investment date. The total annual rate for the Series A Bondholder equaled 8%, with a total return of 37% during the bond period.

Prior Performance Tables

The Manager of the Company is GK Development, Inc. dba GK Real Estate, an Illinois corporation (“GK Real Estate”). GK Real Estate was formed on May 19, 1994 under the laws of Illinois, and Mr. Garo Kholamian is the sole director and shareholder of GK Real Estate.

Prior Performance Tables

We are providing a number of tables that illustrate the results of the Projects:

Table	Projects Included in Table	Purpose and Subject Matter
I. Experience Raising Funds	Projects the offering of which closed within the last eight years.	Provides information concerning the offerings themselves, including how the offering proceeds were deployed.
II. Compensation to Sponsor	Other Projects from which the Sponsor received compensation during the last eight years.	Describes all compensation paid to the sponsor within the last eight years, whether in the form of management fees
III. Operating Results	Programs the offering of which closed within the last eight years.	Sets forth the annual operating results of the Programs included.
IV. Completed Programs	Programs completed (no longer own properties) within the last eight years.	Summarizes the results of the Programs included, including the return to Program investors.
V. Sales of Property	All Programs that have sold property within the last eight years.	Summarizes the result of property sales.

Because of the similarities between the Programs and the Company, investors who are considering purchasing Bonds from the Company might find it useful to review these tables. However, prospective investors should bear in mind that PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT THAT OUR MANAGER HAS BEEN SUCCESSFUL WITH THESE PROGRAMS DOES NOT GUARANTEE THAT THE COMPANY WILL BE SUCCESSFUL.

The following tables are included herein:

•	Table I - Experience in Raising and Investing Funds;

•	Table II - Compensation to Sponsor;

•	Table III - Operating Results of Prior Programs;

•	Table IV - Results of Completed Programs; and

•	Table V - Sales and Dispositions of Properties.

The information in these tables should be read together with the summary information under “Prior Performance Summary” in this Offering Circular.

Only for programs the offering of which closed in the most recent three years.

Table I - Experience in Raising and Investing in Funds

As of March 31, 2025 (unaudited)

	GK DST River Forest Grocery	GK Investment Property Holdings II, LLC
Dollar amount offered	$6,641,000	$50,000,000
Dollar amount raised (100%)	$6,607,882	$16,438,000
Date offering began	8/17/2021	1/29/2020
Length of offering (in months)	43	31
Months to invest 90% of amount available for investment (measured from beginning of offering)	43	29

Table II - Compensation to Sponsor

As of March 31, 2025 (unaudited)

	GK DST River Forest Grocery	GK Investment Property Holdings II, LLC	GK Opportunity Zone Fund I
Type of Compensation

Date offering commenced	8/17/2021	1/29/2020	3/10/2021

Dollar amount raised	$6,607,882	$16,438,000	$5,094,472
Amount paid to sponsor from proceeds of offering
Underwriting fees	$128,301	$392,658	$325,192
Acquisitions fees	$215,570	N/A	N/A
- Real estate commissions	N/A	N/A	N/A
- Advisory fees	N/A	N/A	N/A
- Other (identify and quantify)	N/A	N/A	N/A
Other	N/A	N/A	N/A

Dollar amount of cash generated from operations before deducting payments to sponsor	$2,278,000	5,076,000	$254,386
Amount paid to sponsor from operations
- Property management fees	$112,795	$30,125	$3,928
- Partnership management fees	N/A	$133,403	N/A
- Reimbursements	$3,331	$43,989	$7,267
- Leasing commissions	N/A	N/A	N/A
- Other (Signatory Trustee Fees)	$23,000	N/A	N/A
- Other (Accounting Fees)	$20,000	$36,000	$75,328
- Other (Financing Fees)	N/A	$103,800	$60,000
- Other (Acquisition Fees)	N/A	$161,000	$80,000
- Other (Disposition Fees)	N/A	$215,570	N/A

Dollar amount of property sales and refinancing before deducting payments to sponsor
- Cash	N/A	$6,607,922	N/A
- Notes	N/A	N/A	N/A

Amount paid to sponsor from property sales and refinancing
- Real estate commissions	N/A	N/A	N/A
- Incentive fees(4)	N/A	N/A	N/A
- Other (identify and quantify)	N/A	N/A	N/A

Table III - Operating Results of Prior Programs

Operating results of prior programs below are amounts for the years ended December 31 (unaudited):

	GK DST River Forest Grocery (TIC Ownership)
Years	2020	2021	2022	2023	2024
Gross Revenues	N/A	287,000	665,000	663,000	663,000
Profit on sale of properties	N/A	N/A	N/A	N/A	N/A
Less: Operating expenses	N/A	24,000	56,000	56,000	58,000
Interest expense	N/A	90,000	175,000	184,000	180,000
Depreciation	N/A	148,000	208,000	208,000	208,000
Net Income — GAAP Basis	N/A	25,000	226,000	215,000	217,000

Taxable Income	N/A	99,000	213,000	215,000	217,000
— from operations	N/A	99,000	N/A	N/A	N/A
— from gain on sale	N/A	N/A	213,000	215,000	217,000
Cash generated from operations	N/A	194,000	420,000	436,000	424,000
Cash generated from sales	N/A	N/A	N/A	N/A	N/A
Cash generated from refinancing	N/A	N/A	N/A	N/A	N/A
Cash generated from operations, sales and refinancing	N/A	194,000	420,000	436,000	424,000
Less: Cash distributions to investors	N/A	127,000	327,000	328,000	317,000
— from operating cash flow	N/A	127,000	327,000	328,000	317,000
— from sales and refinancing	N/A	N/A	N/A	N/A	N/A
— from other	N/A	N/A	N/A	N/A	N/A
Cash generated (deficiency) after cash distributions	N/A	67,000	93,000	108,000	107,000
Less: Special items (not including sales and refinancing) (identify and quantify)	N/A	N/A	N/A	N/A	N/A
Cash generated (deficiency) after cash distributions and special items	N/A	67,000	93,000	108,000	107,000
Tax and Distribution Data Per $1000 Invested	N/A	127,000	327,000	328,000	317,000
Federal Income Tax Results:
Ordinary income (loss)	N/A	99,000	213,000	215,000	217,000
— from operations	N/A	99,000	213,000	215,000	217,000
— from recapture	N/A	N/A	N/A	N/A	N/A
Capital gain (loss)	N/A	N/A	N/A	N/A	N/A
Cash Distributions to Investors Source (on GAAP basis)	N/A	127,000	327,000	328,000	317,000
— Investment income	N/A	127,000	327,000	328,000	317,000
— Return of capital	N/A	N/A	N/A	N/A	N/A
Source (on cash basis)	N/A	127,000	327,000	328,000	317,000
— Sales	N/A	N/A	N/A	N/A	N/A
— Refinancing	N/A	N/A	N/A	N/A	N/A
— Operations	N/A	127,000	327,000	328,000	317,000
— other	N/A	N/A	N/A	N/A	N/A
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	100.00%	100.00%	100.00%	100.00%	100.00%

Table III - Operating Results of Prior Programs

Operating results of prior programs below are amounts for the years ended December 31:

	GK Investment Property Holdings II, LLC
Years	2020	2021	2022	2023	2024*
Gross Revenues	290,000	895,000	855,000	1,497,000	1,539,000
Profit on sale of properties	N/A	2,300,000	N/A	N/A	N/A
Less: Operating expenses	(147,000)	(384,000)	(301,000)	(148,000)	(146,000)
Bondholder Interest expense(see Footnote)	(337,000)	(1,142,000)	(1,752,000)	(1,799,000)	(1,797,000)
Depreciation	(110,000)	(154,000)	N/A	N/A	N/A
Net Income — GAAP Basis	(304,000)	(785,000)	(1,198,000)	(450,000)	(404,000)

Taxable Income*	(224,000)	(972,000)	(331,000)	503,000	209,000
— from operations	(224,000)	(1,048,000)	(1,094,000)	(391,000)	(325,000)
— from gain on sale	N/A	76,000	763,000	894,000	534,000
Cash generated from operations	(14,000)	(129,000)	500,000	1,250,000	806,000
Cash generated from sales	N/A	76,000	763,000	894,000	534,000
Cash generated from refinancing	N/A	N/A	N/A	N/A	N/A
Cash generated from operations, sales and refinancing	(14,000)	(53,000)	1,263,000	2,144,000	1,340,000
Less: Cash Interest Payments to Bondholders …(see Footnote)	142,000	623,000	1,106,000	1,137,000	1,131,000
— from operating cash flow	N/A	N/A	N/A	N/A	N/A
— from sales and refinancing	N/A	N/A	N/A	N/A	N/A
— from other	N/A	N/A	N/A	N/A	N/A
Cash generated (deficiency) after bond interest payments …(see Footnote)	(156,000)	(676,000)	157,000	1,007,000	209,000
Less: Special items (not including sales and refinancing) (identify and quantify)	N/A	N/A	N/A	N/A	N/A
Cash generated (deficiency) after cash distributions and special items	(156,000)	(676,000)	157,000	1,007,000	209,000

Tax and Distribution Data Per $1000 Invested*	N/A	N/A	N/A	N/A	N/A
Federal Income Tax Results:	N/A	N/A	N/A	N/A	N/A
Ordinary income (loss)	(224,000)	(1,048,000)	(1,094,000)	(391,000)	(325,000)
— from operations	(224,000)	(1,048,000)	(1,094,000)	(391,000)	(325,000)
— from recapture	N/A	N/A	N/A	N/A	N/A
Capital gain (loss)	-	76,000	763,000	894,000	534,000
Cash Distributions to Investors Source (on GAAP basis)	N/A	N/A	N/A	N/A	N/A
— Investment income	N/A	N/A	N/A	N/A	N/A
— Return of capital	N/A	N/A	N/A	N/A	N/A
Source (on cash basis)	N/A	N/A	N/A	N/A	N/A
— Sales	N/A	N/A	N/A	N/A	N/A
— Refinancing	N/A	N/A	N/A	N/A	N/A
— Operations	N/A	N/A	N/A	N/A	N/A
— other	N/A	N/A	N/A	N/A	N/A
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	100.00%	95.43%	57.54%	25.62%	12.19%

Footnote:

This table reflects a bond debt investor and not a equity investor. An equity investor receives cash/property distributions, whereas, a bond debt investor receives interest payments
*	Amounts listed are unaudited

Table IV - Results of Completed Programs

As of March 31, 2025 (unaudited)

	GKSI III	GKPI III
Program Name	GK Secured Income III	GK Preferred Income III
Dollar Amount Raised	$11,111,780	$9,836,199
Number of Properties Purchased	N/A	1
Date of Closing of Offering	12/31/2018	5/31/2019
Date of First Sale of Property	N/A	12/27/2022
Date of Final Sale of Property	N/A	12/27/2022
Tax and Distribution Data for Investment Through Fund Closing	$5,404,767	$5,642,291
Federal Income Tax Results:
Ordinary income (loss)	$4,354,365	$(3,480,824)
—from operations	$4,354,365	$(3,480,824)
—from recapture	N/A	N/A
Capital Gain (loss)	$(10,061,378)	$(713,084)
Deferred Gain	N/A	N/A
Capital	N/A	N/A
Ordinary	N/A	N/A
Cash Distributions to Investors	$5,404,767	$5,642,291
Source (on GAAP basis)
—Investment income	$4,354,365	$(3,480,824)
—Return of capital Source (on cash basis)	$5,404,767	$5,642,291
—Sales	N/A	N/A
—Refinancing	N/A	N/A
—Operations	N/A	N/A
—Other	N/A	N/A
Receivable on Net Purchase Money Financing8	N/A	N/A

Table V - Sales and Dispositions of Properties

As of March 31, 2025 (unaudited)

Property	Date acquired		Date of Sale (1)	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
				Cash received net of closing costs (2)	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total (3)	Original mortgage financing	Total acquisition cost, capital improvement closing and soft costs (4)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures

Holiday Village Mall - Scheel's Bldg. - GKSI V	7/27/2006		6/7/2022	$12,094,774	$11,191,946	N/A	N/A	$1,173,221	$8,893,032	$423,704	$9,316,735	$7,725,474	(5)
Lake Mead Dev. - Credit Union Bldg. - GKIH	11/12/2015		9/28/2022	$2,119,372	$400,000	N/A	N/A	$2,130,192	$260,823	$28,980	$289,804	$81,773	(5)
Lufkin Mall - GKPI III	5/31/2019	(7)	12/22/2022	$21,482,799	$20,728,945	N/A	N/A	$(2,248,239)	$23,526,482	$9,973,518	$33,500,000	$6,026,738
Lake Mead Dev. - BrakeMasters Land - GKIH	11/12/2015		2/16/2023	$695,714	N/A	N/A	N/A	$680,123	$63,232	$7,026	$70,258	$18,312	(6)
Holiday Village Mall - Verizon Bldg. - GKSI V	7/27/2006		6/24/2024	$2,345,222	N/A	N/A	N/A	$2,179,072	$298,778	$14,235	$313,013	$276,670	(5)
Lemont Plaza - GKSI V	2/1/2020		8/6/2024	$10,309,094	$9,183,354	N/A	N/A	$3,037,195	$9,305,000	$3,895,000	$13,200,000	$2,467,518
LM Self Storage - GKIH	11/12/2015		2/20/2025	$15,494,595	$10,624,000	N/A	N/A	$3,200,691	$10,624,000	$2,469,882	$13,093,882	$(1,194,643)

Footnotes:
(1) None of the sales of property were to a related party.
(2) Amounts reflected are cash received, net of closing costs, and do not reflect payoff of mortgage , if applicable.
(3) Amounts reflected are a capital gain (loss) for tax purposes but does not include depreciation, if applicable. None of the sales of property were on the installment basis.
(4) Amounts reflected include all real estate commissions taken. None of the amounts reflected include a pro-rata share of original offering costs
(5) A portion of the overall property (building) was sold, therefore we allocated a proportionate share of net cash flow (using square feet sold to total square footage owned as the allocation measurement)
(6) A portion of the overall property (land outparcel) was sold, therefore we allocated a proportionate share of net cash flow (using acreage sold to total acreage owned as the allocation measurement)
(7) The property was recapitalized with GKPI III raised capital in 5/31/2019, it was originally purchased on 2/9/2006.

LIMITATIONS ON LIABILITY

Our Manager and executive officers, if any are appointed by our Manager, will owe fiduciary duties to our company and our members in the manner prescribed in the Delaware Limited Liability Company Act and applicable case law. Neither our Manager nor any executive officer will owe fiduciary duties to our bondholders. Our Manager is required to act in good faith and in a manner that it determines to be in our best interests. However, nothing in our Operating Agreement precludes our Manager or executive officers or any affiliate of our Manager or any of their respective officers, directors, employees, members or trustees from acting, as a director, officer or employee of any corporation, a trustee of any trust, an executor or administrator of any estate, a member of any company or an administrative official of any other business entity, or from receiving any compensation or participating in any profits in connection with any of the foregoing, and neither our company nor any member shall have any right to participate in any manner in any profits or income earned or derived by our Manager or any affiliate thereof or any of their respective officers, directors, employees, members or trustees, from or in connection with the conduct of any such other business venture or activity. Our Manager, its executive officers, any affiliate of any of them, or any shareholder, officer, director, employee, partner, member or any person or entity owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, provided that such activities do not compete with the business of our company or otherwise breach their agreements with our company; and no member or other person or entity shall have any interest in such other business or venture by reason of its interest in our company.

Our Manager or executive officers have no liability to our company or to any member for any claims, costs, expenses, damages, or losses suffered by our company which arise out of any action or inaction of any Manager or executive officer if such Manager or executive officer meets the following standards: (i) such Manager or executive officer, in good faith, reasonably determined that such course of conduct or omission was in, or not opposed to, the best interests of our company, and (ii) such course of conduct did not constitute fraud, willful misconduct or gross negligence or any breach of fiduciary duty to our company or its members. These exculpation provisions in our Operating Agreement are intended to protect our Manager and executive officers from liability when exercising their business judgment regarding transactions we may enter into.

Insofar as the foregoing provisions permit indemnification or exculpation of our Manager, executive officers or other persons controlling us from liability arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification and exculpation is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEPENDENT AUDITORS

The financial statements of GK Investment Holdings III LLC, as of March 31, 2025, and for the period from inception (March 5, 2025) through March 31, 2025, included in this offering circular have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as set forth in their report thereon.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the Bonds, will be passed upon for us by Williams Mullen, PC.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We maintain a website, www.gkdevelopment.com, which contains additional information concerning GK Real Estate and our company. Our company will file, annual, semi-annual and special reports, and other information, as applicable, with the SEC. The SEC also maintains a website that contains reports, and informational statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).

Our company has filed an Offering Statement of which this Offering Circular is a part with the SEC under the Securities Act. The Offering Statement contains additional information about us. You may inspect the Offering Statement without charge at the office of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

This Offering Circular does not contain all of the information included in the Offering Statement. We have omitted certain parts of the Offering Statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the Offering Statement, which may be found at the SEC’s website at http://www.sec.gov. Statements contained in this Offering Circular and any accompanying supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

GK Investment Holdings III LLC

(a Delaware limited liability company)

Financial Report

For the Period from Inception (March 5, 2025) to March 31, 2025

GK Investment Holdings III LLC

Report of Independent Auditor

To the Members

GK Investment Holdings III LLC

Barrington, Illinois

Opinion

We have audited the accompanying financial statements of GK Investment Holdings III LLC (the “Company”), which comprise the balance sheet as of March 31, 2025, and the related statements of operations, members’ equity, and cash flows for the period from inception (March 5, 2025) through March 31, 2025, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2025, and the results of its operations and its cash flows for the from inception (March 5, 2025) through March 31, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Cherry Bekaert LLP

Richmond, VA

June 12, 2025

GK Investment Holdings III LLC

Balance Sheet

March 31, 2025

ASSETS
Rental properties	$-
Less: Accumulated depreciation	-
-
Cash	-
Restricted cash - funded reserves	-
Accounts receivable - tenants	-
Other assets	-

Total assets	$-

LIABILITIES AND MEMBER'S EQUITY

LIABILITIES
Notes payable - Net	$-
Bonds payable - Net	-
Total liabilities	-

Member's Equity
Member's Equity	-

Total liabilities and member's equity	$-

See notes to financial statements.

GK Investment Holdings III LLC

Statement of Operations

For the Period from Inception (March 5, 2025) to March 31, 2025

Revenues	$-

Operating Expenses	-

Net Income	$-

See notes to financial statements.

GK Investment Holdings III LLC

Statement of Members’ Equity

For the Period from Inception (March 5, 2025) to March 31, 2025

Balance - March 5, 2025	$-

Net Income	-

Balance - March 31, 2025	$-

See notes to financial statements.

GK Investment Holdings III LLC

Statement of Cash Flows

For the Period from Inception (March 5, 2025) to March 31, 2025

Cash Flows from Operating Activities	$-

Cash Flows from Investing Activities	-

Cash Flows from Financing Activities	-

Net (Decrease) Increase in Cash	-

Cash - Beginning of period	-

Cash - End of period	$-

See notes to financial statements.

GK Investment Holdings III LLC

Notes to Financial Statements

For the Period from Inception (March 5, 2025) to March 31, 2025

Note 1 – Organization and Summary of Significant Accounting Policies for Future Operations

The following items represent the Company’s accounting policies and will be used once operations commence. There have been no operations to date.

Description of Business – GK Investment Holdings III LLC, (“GKIH III” and/or the “Company”), was formed on March 5, 2025 with the intent to acquire and or loan on existing income producing commercial properties for the purpose of holding and operating such properties, and if the need arises, to redevelop the properties for an alternative use other than intended when originally acquired. However, GKIH III is permitted to transact in any lawful business in addition to that stated above. GKIH III anticipates funding acquisitions in part, by offering to investors the opportunity to purchase up to a maximum of $75,000,000 of bonds (the Bonds). The Bonds are unsecured indebtedness of GKIH III.

The Company is managed by GK Development, Inc. (the “Manager” and “Sponsor of the bonds”), an affiliate of the member of GKIH III. The Company has one class of units, Class A units, which are owed 100% by individuals related to the Manager. The members of the Company have limited liability. Pursuant to the terms of the Limited Liability Company Operating Agreement (the “Agreement”), the Company will exist in perpetuity unless terminated as defined in the Agreement.

As reflected in the accompanying financial statements, the Company held no assets during the period and has not issued any Bonds, and therefore, does not have any operating activities as of March 31, 2025.

Allocation of Profits and Losses - Profits or losses from operations of the Company are allocated to the members of GKIH III as set forth in the Agreement. Gains and losses from the sale, exchange, or other disposition of Company property will be allocated to the members of GKIH III in their ownership percentages.

Basis of Accounting - The Company maintains its accounting records and prepares its financial statements on an accrual basis, which is in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Classification of Assets and Liabilities - The financial affairs of the Company generally do not involve a business cycle since the realization of assets and the liquidation of liabilities are usually dependent on the Company’s circumstances. Accordingly, the classification of current assets and current liabilities is not considered appropriate and has been omitted from the balance sheet.

Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Restricted Cash - The Company will maintain cash and restricted cash balances in federally insured financial institutions that, from time to time, exceed the Federal Deposit Insurance Corporation limits of $250,000. The Company believes that they are not exposed to any significant credit risk on its cash and restricted cash.

Funded reserves are likely to consist of (a) funds required to be maintained under the terms of the various loan agreements, which reserves have been pledged as additional collateral for the loans requiring funds to be reserved; (b) bond service reserve to be maintained under the bond indenture agreement for a period of twelve months commencing from the first bond closing date, and (c) tenant improvement reserve.

GK Investment Holdings III LLC

Notes to Financial Statements

For the Period from Inception (March 5, 2025) to March 31, 2025

Note 1 – Organization and Summary of Significant Accounting Policies for Future Operations (Continued)

Rental Properties - Acquisitions of rental properties are generally accounted for as acquisitions of a group of assets, with acquisition costs incurred including title, legal, accounting, brokerage commissions and other related costs, being capitalized as part of the cost of the assets acquired, instead of accounted for separately as expenses in the period they are incurred. Land, building, and other depreciable assets are recorded at cost unless obtained in a business combination. Depreciation is calculated using the straight- line method over the estimated useful lives of the assets.

The cost of major additions and betterments are capitalized and repairs and maintenance which do not improve or extend the life of the respective assets are charged to operations as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in operations for the period.

Upon the acquisition of rental properties, the purchase price is allocated to the acquired tangible assets (consisting of land, buildings, and improvements) and acquired intangible assets and liabilities (consisting of above-market and below-market leases, leasing commissions and acquired in-place leases). The amount allocated to tangible assets is determined using the income approach methodology of valuation, which amount is then allocated to land, buildings and improvements based on management’s determination of the relative fair values of the assets, relying in part, upon independent third-party valuation reports. In determining the amount allocated to intangible assets and liabilities, factors are considered by management, which includes an estimate of carrying costs during the expected lease-up periods and estimates of loss rental revenue during the expected lease-up periods based on current market demand. Management also estimates the costs to execute similar leases, including leasing commissions, tenant improvements, legal and other related costs. Transaction costs associated with asset acquisitions are capitalized and included in the purchase price. There were no asset acquisitions during the Period from inception (March 5, 2025) to March 31,2025.

Impairment of Assets - The Company reviews the recoverability of long-lived assets including buildings, equipment, and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying value of the asset from the expected future pretax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such assets, an impairment loss is recognized for the difference between the estimated fair value and the carrying value. The measurement of impairment requires management to make estimates of these cash flows related to long lived assets, as well as other fair value determinations. Since there are no long-lived assets recorded on the balance sheet at March 31, 2025, there is no impairment to be considered.

Debt Issuance Costs– Debt issuance costs represent fees and other third-party costs associated with obtaining financing for the rental properties. These costs are amortized on a straight-line basis, which approximates the effective interest method, over the term of the respective agreements. Debt issuance costs are presented on the balance sheet as a direct reduction from the carrying amount of the notes payable. Unamortized costs are expensed when the associated notes payable is refinanced or repaid before maturity. Amortization expense is included in interest expense on the accompanying statement of operations.

GK Investment Holdings III LLC

Notes to Financial Statements

For the Period from Inception (March 5, 2025) to March 31, 2025

Note 1 – Organization and Summary of Significant Accounting Policies for Future Operations (Continued)

Bond Issuance Costs and Bond Discounts – Bond issuance costs represent underwriting compensation and offering costs and expenses associated with selling the bonds. Bond discounts are a volume-weighted discount dependent on how many bonds are purchased. Both of these costs are amortized on a straight- line basis, which approximates the effective interest method, over the term of the bonds. Bond issuance and bond discount costs are presented on the balance sheet as a direct reduction from the carrying amount of the bond liability. Unamortized bond issue and bond discount costs will be expensed if the bonds are repaid before maturity. Amortization expense is included in interest expense on the accompanying statement of operations.

Deferred Leasing Costs – Deferred leasing costs represent leasing commissions, legal fees and other third-party costs associated with obtaining tenants for the rental properties. These costs are amortized on a straight-line basis over the terms of the respective leases.

Lease Intangible Assets and Liabilities – GAAP requires intangible assets and liabilities to be recognized apart from goodwill if they arise from contractual or other legal rights (regardless of whether those rights are transferrable or separable from the acquired entity or from other rights and obligations).

Accounts Receivable Tenants and Allowance for Doubtful Accounts – Tenant receivables are comprised of billed, but uncollected amounts due for monthly rent and other charges required pursuant to existing rental lease agreements. An allowance for doubtful accounts is recorded when a tenant’s receivable is not expected to be collected. A bad debt expense is charged when a tenant vacates a space with a remaining unpaid balance. At March 31, 2025, no amounts were reserved as an allowance for doubtful accounts. In the event a bad debt expense is recorded such amount would be presented net with income related to leases on the accompanying statement of operations.

Revenues from Rental Properties - Rental income is recorded for the period of occupancy using the effective monthly rent, which is the average monthly rental during the term of the lease. Accordingly, rental income is recognized ratably over the term of the respective leases, inclusive of leases which provide for scheduled rent increases and rental concessions. The difference between rental revenue earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable on the accompanying balance sheet. Rents received in advance are deferred until they become due and are recorded as prepaid rent in the accompanying balance sheet. Additionally, during the term of their respective leases, tenants pay either (i) their pro rata share of real estate taxes, insurance, and other operating expenses (as defined in the underlying lease agreement), or (ii) a fixed rate for recoveries. For most of our leases, we receive a fixed payment from the tenant for these reimbursed expenses, which is recognized as revenue on a straight-line basis over the term of the lease. We accrue reimbursements from tenants for recoverable portions of all of these expenses as variable lease consideration in the period the applicable expenditures are incurred. We recognize differences between estimated recoveries and the final billed amounts in the subsequent year. There were no leases in place as of March 31, 2025.

Income Taxes – GKIH III is treated as a partnership for federal income tax purposes and consequently, federal income taxes are not payable or provided for by the Company. The members of GKIH III are taxed individually on their pro-rata ownership share of the Company’s earnings.

GAAP basis of accounting requires management to evaluate tax positions taken by the Company and to disclose a tax liability (or asset) if the Company has taken uncertain positions that more than likely than not would not be sustained upon examination by the Internal Revenue Service or other tax authorities.

GK Investment Holdings III LLC

Notes to Financial Statements

For the Period from Inception (March 5, 2025) to March 31, 2025

Note 1 – Organization and Summary of Significant Accounting Policies for Future Operations (Continued)

Management has analyzed the tax positions taken by the Company and has concluded that as of March 31, 2025, there were no uncertain tax positions taken or expected to be taken that would require disclosure in the financial statements.

Accounting Pronouncements

For each of the accounting pronouncements that affect the Company, the Company has elected or plans to elect to follow the rule that allows companies engaging in an initial Regulation A offering to follow private company implementation dates.

The Company has adopted reporting standards and disclosure requirements as a “smaller reporting company” as defined in Rule 405 of the Securities Act, Rule 12b-2 of the Securities Exchange Act of 1934 and item 10(f) of Regulation S-K, as amended. These rules provide scaled disclosure accommodations, the purpose of which is to provide general regulatory relief to qualifying entities

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The London Interbank Offered Rate (LIBOR), which is widely used as a reference interest rate in debt agreements and other contracts, was effectively discontinued for new contracts as of December 31, 2021, and its publication for existing contracts is scheduled to be discontinued by June 30, 2023. Financial market regulators in certain jurisdictions throughout the world undertook reference rate reform initiatives to guide the transition and modification of debt agreements and other contracts that are based on LIBOR to the successor reference rate that will replace it. ASU 2020-04 was issued to provide companies that are impacted by these changes with the opportunity to elect certain expedients and exceptions that are intended to ease the potential burden of accounting for or recognizing the effects of reference rate reform on financial reporting.  Under ASU 2020-04, companies may generally elect to make use of the expedients and exceptions provided therein for any reference rate contract modifications that Reference Rate Reform (Topic 848):  Deferral of the Sunset of Topic 848, to extend that timeline from December 31, 2022 to December 31, 2024. The Company is currently evaluating the effect the adoption of this ASU will have on the consolidated financial statements. Other accounting standards that have been issued or proposed by the FASB or other standard-setting bodies are not currently applicable to the Company or are not expected to have a significant impact on the Company’s financial position, results of operations and cash flows.

GK Investment Holdings III LLC

Notes to Financial Statements

For the Period from Inception (March 5, 2025) to March 31, 2025

Note 2 – Fair Value

Accounting standards require certain assets and liabilities to be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the valuation techniques and inputs used to measure fair value.

Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset.

In instances whereby inputs used to measure fair value fall into different levels of the fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgement and considers factors specific to each asset or liability.

Note 3 – Subsequent Events

The financial statements and related disclosures include evaluation of events up through and including June 12, 2025, which is the date the financial statements were available to be issued.

On June 12, 2025, the Company submitted its initial offering of up to $75,000,000 in the aggregate of 7.75% bonds. The purchase price per bond was offered at $1,000, with a minimum purchase amount of $5,000. Through June 12, 2025, the Company had sold $0 of Bonds.

GK INVESTMENT HOLDINGS III LLC

$75,000,000 Maximum Offering Amount (75,000 Bonds)

PRELIMINARY OFFERING CIRCULAR

June 12, 2025

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description
(1)(a)	Form of Managing Dealer Agreement by and between Wealthforge Distributors, LLC and GK Investment Holdings III LLC.

(2)(a)	Limited Liability Company Agreement of GK Investment Holdings III LLC dated March 5, 2025.

(2)(b)	Limited Liability Company Agreement of the Company date March 5, 2025.

(3)(a)	Form of Bond Purchase Agreement.

(3)(b)	Form of Unsecured 8.0% Bond.

(4)	Form of Subscription Agreement.

(6)(a)	Escrow Agreement by and between by and between Wealthforge Distributors, LLC and GK Investment Holdings III LLC.

(6)(b)	Service Fee Agreement by and between GK INVESTMENT HOLDINGS III LLC, a Delaware limited liability company and GK DEVELOPMENT, INC, an Illinois corporation, d/b/a “GK Real Estate”.

(11)(a)	Consents of Cherry Bekaert LLP

(11)(b)	Consent of Williams Mullen, PC.*

(12)	Opinion of Williams Mullen, PC regarding legality of the Bonds.

* Included with the legal opinion provided pursuant to item (12)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Cook, State of Illinois on June 12, 2025.

GK Investment Holdings III LLC, a Delaware limited liability company

By:	GK Development, Inc. dba GK Real Estate,
an Illinois corporation, Manager

By:	/s/ Garo Kholamian
Name:	Garo Kholamian
Its:	Sole Director
Date:	June 12, 2025

By:	/s/ Garo Kholamian
Name:	Garo Kholamian
Its:	President of our manager (Principal Executive Officer)
Date:	June 12, 2025

By:	/s/ Steven Hidgon
Name:	Steven Hidgon
Its:	Chief Financial Officer of our manager (Principal Financial Officer and Principal Accounting Officer)
Date:	June 12, 2025